              PILGRIM'S PRIDE CORPORATION


                          and


    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and
              SIGNATURE 1A (CAYMAN), LTD.





                 AMENDED AND RESTATED
                NOTE PURCHASE AGREEMENT



                 Dated April 14, 1997



                         $85,000,000 Notes

                         TABLE OF CONTENTS

ARTICLE                                                      PAGE

EXHIBITS

A-1  Form of Fixed Note
A-2  Form of Floating Note
B    Form of Texas Deed of Trust and Security Agreement
C    Receipt of Funds
D    Closing Certificate
E    Form of Guaranty Agreement
F    Officer's Certificate

           AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


     This Amended and Restated Note Purchase Agreement (this "Agreement") dated April 14, 1997, by and between John Hancock Mutual Life Insurance Company ("Hancock"), Signature 1A (Cayman), Ltd. ("Signature") (Hancock and Signature are individually referred to as a "Purchaser" and collectively, "Purchasers") and Pilgrim's Pride Corporation, a Delaware corporation (the "Company").

                         R E C I T A L S :

     WHEREAS, the Company previously sold to Hancock  its  7.21% Fixed Rate
Note in the aggregate principal amount of $50,000,000 (the "1996 Note") pursuant to a Note Purchase Agreement dated February 15, 1996 (the "Original Note Purchase Agreement") between Hancock and the Company;

     WHEREAS, in connection with the Green Acre Acquisition (as defined herein), the Company will assume $7,238,195 of notes payable to Hancock and desires to amend and restate such notes by the issuance of new fixed rate notes to Hancock;

     WHEREAS, the Company desires to issue and sell to Purchasers an additional $27,761,805 of its notes for the purpose of financing the Green Acre Acquisition and for future expansion; and

     WHEREAS, the parties desire to amend and restate the Original Note Purchase Agreement in its entirety pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the parties to this Agreement mutually agree as follows:

                            ARTICLE .."
                            DEFINITIONS

     ..   DEFINED TERMS... DEFINED TERMS."  As  used  herein  the following terms have the following respective meanings:

     ACQUIRED PROPERTY:  the meaning specified in Section 9.4.

     ADDITIONAL FIXED NOTES:  the meaning specified in Section 2.5.

     ADDITIONAL FLOATING NOTES:  the meaning specified in Section 2.5.

     ADDITIONAL  NOTES:   collectively,  the  Additional  Fixed  Notes  and
Additional Floating Notes, if any.

     ADVERSE ENVIRONMENTAL IMPACT:  the meaning specified in Section 11.1.

     AFFILIATE: with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, or (b) any director, officer, partner or employee of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote ten percent (10%) or more of the outstanding equity interests of such other Person. For purposes hereof, Archer Daniels Midland Company ("ADM") shall not be deemed an Affiliate of the Company so long as ADM does not own or control more than twenty percent (20%) of the outstanding stock of the Company.

     APPRAISED VALUE: The appraised value of the Mortgaged Properties, as determined by Bryan A. Carrell, MIA, or such other appraiser selected by Purchasers.

     BANKRUPTCY CODE:  the meaning provided in Section 14.1(f).

     BUSINESS DAY: any day on which national banks are open in Dallas, Texas and Boston, Massachusetts.

     CALLED PRINCIPAL: with respect to any Fixed Note, the principal of such Fixed Note that is to be prepaid pursuant to Section 8.2 or is declared to be immediately due and payable pursuant to Article 14, as the context requires.

     CAPITAL  EXPENDITURES:    for  any  period,  expenditures  (including,
without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any Subsidiary to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

     CAPITAL LEASE OBLIGATIONS: all obligations to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet under GAAP, and for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     CERTIFICATE:  the meaning specified in Section 4.1(d).

     CLOSING:  the meaning specified in Article 3.

     CLOSING DATE:  the meaning specified in Article 3.

     CODE:   the  Internal  Revenue  Code  of 1986, as amended from time to time.

     COLLATERAL: the Mortgaged Properties and the properties described in the Financing Statements.

     COLLATERAL AGREEMENTS: the Security Documents, the Financing Statements, the Receipt of Funds, the Certificate and all other documents and instruments that may be executed or delivered hereunder or in connection herewith.

     COMMISSION:   the Securities and  Exchange  Commission  or  any  other
Federal agency at the time administering the Securities Act.

     COMPANY: Pilgrim's Pride Corporation, a Delaware corporation, or any successor thereto by merger, consolidation, or otherwise.

     CONSOLIDATED INTEREST EXPENSE: for any period, the aggregate consolidated interest expense of the Company and the Subsidiaries for such period, as determined in accordance with GAAP (minus, to the extent included therein, any interest expense not paid or payable in cash) including, without limitation (and without duplication in any instance),
(a) all interest paid on Debt of the Company and the Subsidiaries, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances allocable to or amortized over such period, (c) net costs under Interest Rate Agreements and (d) the portion of any amount payable under Capital Lease Obligations that is, in accordance with GAAP, allocable to interest expense.

     CONSOLIDATED NET INCOME: for any period means all amounts which, in conformity with GAAP, would be included under net income (or deficit) on a consolidated income statement of the Company and the Subsidiaries for such period, after deducting all operating expenses, provisions for all taxes and reserves (including, but not limited to, reserves for deferred income taxes), and all other proper deductions, all in conformity with GAAP.

     CONSOLIDATED  WORKING  CAPITAL:   total  Current  Assets  less Current
Liabilities of the Company and its Subsidiaries on a consolidated basis.

     CURRENT  ASSETS:   the  consolidated  assets  of  the Company and  its
Subsidiaries which can be readily converted into cash within one year and all other assets deemed current assets in accordance with GAAP.

     CURRENT LIABILITIES: Debt, trade payables, accrued expenses and other obligations which must be satisfied or have maturities within one year, including the outstanding balance of the Company's revolving credit facility which may be due and payable within one year.

     DEBT: (a) indebtedness for borrowed money, including long-term and short-term debt, obligations and liabilities secured by any Lien existing on property owned subject to such Lien, whether or not the indebtedness, obligation or liability secured thereby shall have been assumed, and (b) all guarantees given by such Person (other than with respect to the Company, guarantees of trade payables of Pilgrim's Pride-Mexico).

     DEFAULT RATE: an amount equal to the applicable interest rate for each Note plus two percent (2%), but not to exceed the Highest Lawful Rate.

     DISCOUNTED VALUE: with respect to the Called Principal of any Fixed Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     EBITDA:  for  any  period,  shall  mean consolidated net income of the
Company  and  the  Subsidiaries  after  restoring   amounts   deducted  for
depreciation, amortization, interest expense and taxes.

     ELIGIBLE SUBSIDIARY: any corporation or other legal entity organized under the laws of a state of the United States and located entirely within the United States and 100% of all equity interests of which is owned by the Company either directly or through another Eligible Subsidiary.

     ENVIRONMENTAL ACTIVITY:  the meaning specified in Section 11.1.

     ENVIRONMENTAL CERTIFICATE:  the meaning specified in Section 4.1(o).

     ENVIRONMENTAL CONDITION:  the meaning specified in Section 11.1.

     ENVIRONMENTAL DAMAGES:   the meaning specified in Section 11.1.

     ENVIRONMENTAL LAWS:   the meaning specified in Section 11.1.

     ERISA:   the  Employee  Retirement  Income  Security  Act  of 1974, as
amended from time to time.

     EVENT OF DEFAULT:  the meaning specified in Section 14.1.

     EXCHANGE  ACT:   the Securities Exchange Act of 1934, as amended,  and
the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     FINANCIAL STATEMENTS:  the meaning specified in Section 5.3.

     FINANCING STATEMENTS:  the meaning specified in Section 4.1(d).

     FISCAL  YEAR:   the  fiscal  year  of  the  Company  for  purposes  of
Article 9.

     FIXED CHARGE COVERAGE RATIO: the ratio of (A) EBITDA plus total lease payments relating to non-cancelable operating leases (other than payments under Capital Lease Obligations) to (B) the sum of (i) Consolidated Interest Expense, (ii) total lease payments relating to non-cancelable operating leases (other than Capital Lease Obligations), (iii) principal payments due on or scheduled mandatory redemptions of Debt (including the Notes) within one year, whether or not actually paid and (iv) the current portion of Capital Lease Obligations, all determined on a consolidated basis for the Company and its Subsidiaries.

     FIXED  NOTES:   the 1997 Fixed-A Note, the 1997 Fixed-B Note  and  any
Additional Fixed Notes.

     FLOATING NOTES:   the  1997 Floating Notes and any Additional Floating
Notes.

     GAAP: generally accepted accounting principles as set forth from time to time in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession.

     GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

     GREEN ACRE:  Green Acre Foods, Inc., a Texas corporation.

     GREEN ACRE ACQUISITION: the acquisition by the Company of certain assets from Green Acre, as contemplated by the Green Acre Purchase Agreement.

     GREEN ACRE NOTES: collectively, the Green Acre A Note and the Green Acre B Note.

     GREEN ACRE A NOTE: the Promissory Note dated April 26, 1990 in the original principal amount of $16,000,000 issued by Green Acre and Green Acre Farms, Inc. that is being assumed by the Company pursuant to the Green Acre Acquisition.

     GREEN ACRE B NOTE: the Promissory Note dated December 11, 1990 in the original principal amount of $3,300,000 issued by Green Acre and Green Acre Farms, Inc. that is being assumed by the Company pursuant to the Green Acre Acquisition.

     GREEN ACRE PURCHASE AGREEMENT: the Asset Purchase Agreement dated as of February 21, 1997 between the Company and Green Acre, as delivered to Purchasers.

     HAZARDOUS SUBSTANCES:  the meaning specified in Section 11.1.

     HIGHEST LAWFUL RATE:  the meaning specified in Section 16.4.

     INDEMNIFIED PARTY:  the meaning specified in Section 11.2.

     INTEREST PERIOD: with respect to the Floating Notes, a period commencing (i) in the case of the initial Interest Period thereunder, on the Closing Date (with respect to the 1997 Floating Notes) or the date of issuance thereof (with respect to any Additional Floating Notes) or (ii) in the case of subsequent Interest Periods thereunder, on the termination date of the immediately preceding Interest Period applicable thereto in the case of a rollover to a new Interest Period in accordance with Section 7.2, and ending in each case three months, six months or one year thereafter as the Company shall select in accordance with Section 7.2; provided, however, that (A) any Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such next succeeding LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day and (B) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date.

     INTEREST RATE AGREEMENT: any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company or any of the Subsidiaries is a party or a beneficiary.

     INTEREST RATE SET WINDOW: the period of time not more than ten (10) days nor less than five (5) days prior to the commencement of each Interest Period.

     INVESTMENT: any direct or indirect purchase or other acquisition by a Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by a Person to any other Person, including all indebtedness and accounts receivable from such other Person that did not arise from sales to such other Person in the ordinary course of business.

     LAW:  the meaning specified in Section 11.4(c).

     LIBOR BUSINESS DAY: a Business Day on which dealings in dollars are carried out in the London interbank eurodollar market.

     LIBOR PREMIUM: with respect to any Floating Note, a premium of (i) three percent (3%) of the principal amount prepaid, if the prepayment occurs on or before the date that is two years following the date of issuance of such Floating Note, (ii) two percent (2%) of the principal amount prepaid, if the prepayment occurs after the date that is two years following and on or before the date that is three years following the date of issuance of such Floating Note, and (iii) one percent (1%) of the principal amount prepaid, if the prepayment occurs after the date that is three years following and on or before the date that is four years following the date of issuance of such Floating Note.

     LIBOR RATE: for any Interest Period in effect under the Floating Notes, the rate announced in THE WALL STREET JOURNAL (Northeast Edition) as the London Interbank Offered Rates (LIBOR) for a period of corresponding duration.

     LIEN: with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

     MAKE-WHOLE PREMIUM: with respect to any Fixed Note (including any Floating Note that becomes a Fixed Note pursuant to the Company's election to fix the interest rate thereunder in accordance with Section 7.3), a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Fixed Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Make-Whole Premium shall in no event be less than zero.

     MATERIAL ADVERSE EFFECT: a material adverse effect on the business, operations, affairs, condition, properties or prospects of the Company, or the ability of the Company to perform its obligations hereunder or under the Collateral Agreements.

     MATURITY DATE:   February  28,  2006  or March 1, 2003, as provided in
Sections 7.4 and 8.1(f) or such earlier date upon which the maturity of the Notes is accelerated pursuant to Section 14.2.

     MOODY'S:  Moody's Investors Services, Inc.

     MORTGAGED  PROPERTIES:   the  aggregate  of  all  properties  pledged,
conveyed and encumbered under or pursuant to the Security Documents.

     NET TANGIBLE ASSETS: total consolidated assets of the Company and its Subsidiaries less consolidated intangible assets of the Company and its Subsidiaries such as goodwill, patents and similar assets that would be of an intangible nature in accordance with GAAP.

     1997 FIXED-A NOTE:  the meaning specified in Section 2.2.

     1997 FIXED-B NOTE:  the meaning specified in Section 2.2.

     1997 FLOATING NOTES:  the meaning specified in Section 2.3.

     1996  NOTE:   the Company's 7.21% Fixed  Rate  Note  in  the  original
principal amount of $50,000,000 issued to Hancock pursuant to the Original Note Purchase Agreement.

     1997 NOTES: collectively, the 1997 Fixed-A Note, the 1997 Fixed-B Note and the 1997 Floating Notes.

     NOTES: collectively, the 1996 Note, the 1997 Notes and the Additional Notes, if any.

     OFFICERS' CERTIFICATE: a certificate executed by the Chief Financial Officer of the Company.

     ORIGINAL SECURITY DOCUMENTS: the Texas Deed of Trust and Security Agreement, the Arkansas Mortgage and Security Agreement and the Assignment of Leases, each dated February 15, 1996, that were executed and delivered by the Company pursuant to the Original Note Purchase Agreement.

     PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

     PAYMENT DATE: the first day of each calendar month, but if such day is not a Business Day, the first Business Day of such month.

     PERMITTED  EXCEPTIONS:   those  Liens  permitted  under  the  Security
Documents.

     PERMITTED INVESTMENTS: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of the acquisition thereof and, at the time of such acquisition, having the highest rating obtainable from either S&P or Moody's; (c) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $50,000,000, maturing not more than six months from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 or better by S&P or Moody's, respectively, maturing not more than six months from the date of acquisition thereof; and (e) Eurodollar time deposits having a maturity of less than six months purchased directly from any such bank (whether such deposit is with such bank or any other such bank). Notwithstanding the foregoing, the Company shall be permitted to have collected balances with First State Bank of Pittsburg, Pittsburg, Texas, in an amount not to exceed at any time 80% of such Bank's capital base.

     PERSON:    a   corporation,   an  association,   a   partnership,   an
organization,  a  business,  an  individual,   a  government  or  political
subdivision thereof or a governmental agency.

     PILGRIM'S  PRIDE-MEXICO:   Pilgrim's Pride S.A.  de  C.V.,  a  Mexican
corporation and a wholly owned subsidiary of the Company.

     PLAN: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Company or any of the Subsidiaries or any Related Person with respect to any of them, or an employee pension benefit plan as to which the Company or any of the Subsidiaries or any Related Person with respect to any of them, would be treated as a contributory sponsor under Section 4069 of ERISA if it were to be terminated.

     POTENTIAL EVENT OF DEFAULT: a default that, with notice or lapse of time or both, becomes an Event of Default.

     PREMIUM:  a LIBOR Premium or a Make-Whole Premium, as the case may be.

     PROPERTY:   any  right  or  interest  in or to property  of  any  kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

     PURCHASERS: Hancock and Signature and their respective successors and assigns.

     RECEIPT OF FUNDS:  the meaning specified in Section 4.1(d).

     REINVESTMENT YIELD: with respect to the Called Principal of any Fixed Note, the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 5" on the Telerate Service (or such other display as may replace Page 5 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, plus 100 basis points or (b) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, plus 100 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between reported yields.

     RELATED PERSON: as to any Person, either (a) any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, or
(b) is under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) is a member of any affiliated service group (within the meaning of Section 414(m) of the Code) that includes such Person, or (d) is otherwise treated as part of the controlled group that includes such Person (within the meaning of Section 414(o) of the Code).

     RELEASE:  the meaning specified in Section 11.1.

     REMAINING LIFE: with respect to the Called Principal of any Fixed Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     REMAINING SCHEDULED PAYMENTS: with respect to the Called Principal of any Fixed Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     REPORTABLE QUANTITY:  the meaning specified in Section 11.1

     RESPONSIBLE OFFICER: the Executive President, the Secretary, the Treasurer, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Company.

     S&P:  Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     SCHEDULE  OF  INFORMATION   FOR  PAYMENT  AND  NOTICES:   the  meaning
specified in Article 13.

     SECURED DEBT: all indebtedness for borrowed money or evidenced by a bond, debenture, note or similar evidence of indebtedness, which is secured by a Lien on any assets of the Company or any Subsidiary or any shares of stock or Debt of any Subsidiary.

     SECURITIES  ACT:   the  Securities  Act  of 1933, as amended,  or  any
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     SECURITY DOCUMENTS: the Original Security Documents and the documents delivered pursuant to clauses (i), (ii), and (iii) of Section 4.1(d).

     SETTLEMENT DATE: with respect to the Called Principal of any Fixed Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or is declared to be  immediately  due  and payable pursuant to
Article 14.

     SPECIAL   COUNSEL:    Locke  Purnell  Rain  Harrell  (A   Professional
Corporation), as special counsel to Purchasers in connection with this Agreement.

     STOCK: all shares, options, warrants, interests, participations or other equity equivalents (regardless of how designated) of a corporation or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

     SUBORDINATED DEBT: all Debt of the Company that by its terms is subordinated to any other Debt.

     SUBSIDIARY: any corporation or other entity of which more than 50% of the outstanding voting shares are at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

     TOTAL LIABILITIES:   total consolidated liabilities of the Company and
its Subsidiaries as shown on its annual audited balance sheet, determined in accordance with GAAP.

     UNFUNDED CURRENT LIABILITY: as to any Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     WELFARE  PLAN:   an  employee welfare  benefit  plan  (as  defined  in
Section  3(1)  of  ERISA)  or  a   group   health   plan   (as  defined  in
Section 4980B(g)(2) of the Code) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of the Subsidiaries or any Related Person with respect to any of them.

     .. MISCELLANEOUS... MISCELLANEOUS." References herein to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement, and references herein to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement. As used in this Agreement, the words "herein," "hereof," "hereby," and "hereunder" refer to this Agreement as a whole and not to any particular Section or subdivision of this Agreement. References herein to masculine or neuter are construed to include masculine, feminine or neuter, where applicable, and references herein to singular include plural and to plural include singular, where applicable.


                            ARTICLE .."
                             THE NOTES

     .. ISSUANCE OF 1996 NOTE... ISSUANCE OF 1996 NOTE." The Company previously issued and sold to Hancock $50,000,000 aggregate principal amount of its 7.21% Fixed Rate Note pursuant to the Original Note Purchase Agreement. The 1996 Note shall continue to remain outstanding in accordance with the terms of this Agreement and shall be payable as set forth in Articles 7 and 8 hereof.

     .. AUTHORIZATION OF 1997 FIXED-A NOTE AND 1997 FIXED-B NOTE... AUTHORIZATION OF 1997 FIXED-A NOTE AND 1997 FIXED-B NOTE." In connection with the Green Acre Acquisition, the Company assumed from Green Acre Foods, Inc. the Green Acre Notes. The Company has authorized the issue and sale of (i) $5,624,071.72 aggregate principal amount of its 9.39% Fixed Rate Note (together with all notes issued in substitution or exchange therefor pursuant to Article 12, the "1997 Fixed-A Note") in modification and renewal of (and not a novation of) the Green Acre A Note and
(ii) $1,614,122.43 aggregate principal amount of its 9.45% Fixed Rate Note (together with all notes issued in substitution or exchange therefor pursuant to Article 12, (the "1997 Fixed-B Note") in modification and renewal of (and not a novation of) the Green Acre B Note. Each of the 1997 Fixed-A Note and the 1997 Fixed-B Note will bear interest on the unpaid principal balance thereof from the date of the Note as prescribed herein, payable as set forth in Articles 7 and 8, will mature on February 28, 2006 and will be substantially in the form of EXHIBIT A-1.

     ..   AUTHORIZATION  OF  1997  FLOATING  NOTES... AUTHORIZATION OF 1997
FLOATING NOTES." The Company has authorized the issue and sale of $12,761,805 aggregate principal amount of its Floating Rate Notes (together with all notes issued in substitution or exchange therefor pursuant to
Article 12, the "1997 Floating Notes") pursuant to this Agreement. The 1997 Floating Notes will bear interest on the unpaid principal balance thereof from the date of such Notes as prescribed herein, payable as set forth in Articles 7 and 8, will mature on February 28, 2006 and will be substantially in the form of EXHIBIT A-2.

     .. SALE AND PURCHASE OF 1997 NOTES... SALE AND PURCHASE OF 1997 NOTES." The Company will issue and sell to Purchasers and, subject to the terms and conditions hereof, at the Closing provided for in Article 3,
(i) Hancock will accept the 1997 Fixed-A Note and 1997 Fixed-B Note in modification and renewal of the Green Acre Notes and (ii) Purchasers will purchase from the Company, $12,761,805 aggregate principal amount of the 1997 Floating Notes in the proportions indicated on SCHEDULE I attached hereto.

     ..   SALE  AND  PURCHASE  OF ADDITIONAL NOTES... SALE AND PURCHASE  OF
ADDITIONAL NOTES."

          () The Company has authorized the issue and sale from time to time of up to an additional $15,000,000 of its notes, consisting of fixed rate notes (together with all notes issued in substitution or exchange therefor pursuant to Article 12, the "Additional Fixed Notes") and floating rate notes (together with all notes issued in substitution or exchange therefor pursuant to Article 12, the "Additional Floating Notes") pursuant to this Agreement. Each Additional Note will be in the amount of $5,000,000 (or at Purchasers' option, such smaller denominations that in the aggregate equal $5,000,000), will bear interest on the unpaid principal balance thereof from the date of the Note as prescribed herein, payable as set forth in Articles 7 and 8, will mature on February 28, 2006 and will be substantially in the form of EXHIBIT A-1 (in the case of Additional Fixed Notes) or EXHIBIT A-2 (in the case of Additional Floating Notes).

          () The Company shall give Purchasers not less than ten (10) Business Days prior written notice of its intent to issue and sell to Purchasers an Additional Note, which at the Company's option may be either an Additional Fixed Note or an Additional Floating Note. Each Additional Note shall be in the amount of $5,000,000 (or allocated between Purchasers as they direct). Each Additional Note shall be issued and sold prior to April 1, 1999.


                            ARTICLE .."
                              CLOSING

     The closing of the sale of the 1997 Notes to Purchasers (the "Closing") shall take place at the offices of Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, at 10:00 a.m. Dallas, Texas time (with funding to occur no later than 12:00 p.m. Eastern time), on such date as the parties may mutually agree (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the 1997 Notes in the form of a single Note or Notes as prescribed by each such Purchaser, dated the Closing Date and registered in such Purchaser's name (or the name of its nominee), against delivery by such Purchaser to the Company of immediately available funds in the aggregate amount of the purchase price therefor in the case of the 1997 Floating Notes.


                            ARTICLE .."
                       CONDITIONS TO CLOSING

     .. CONDITIONS TO PURCHASE OF 1997 NOTES.. CONDITIONS TO PURCHASE OF 1997 NOTES". Hancock's obligation to accept the 1997 Fixed-A Note and the 1997 Fixed-B Note in modification and renewal of the Green Acre Notes and each Purchaser's obligation to purchase the 1997 Floating Notes is subject to the fulfillment to such Purchaser's satisfaction, at or prior to the Closing, of the following conditions:

          () OPINION OF COUNSEL. Purchaser shall have received an opinion, dated the Closing Date and satisfactory in form and substance to Purchaser, from (i) Godwin & Carlton, A Professional Corporation, counsel for the Company, and (ii) Special Counsel covering such matters relevant to the transactions contemplated hereby as Purchaser may reasonably request.

          () REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement shall be true and correct at the time of Closing as if made at and as of such time, and the Company shall have complied with all agreements and covenants hereunder required to be performed by the Company on or prior to the time of Closing.

          () NOTES. The 1997 Notes (with appropriate insertions) to be issued to and accepted by Purchaser, shall have been duly executed by the Company and delivered to Purchaser and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived, except with the prior written consent of Purchaser and the Company.

          ()   COLLATERAL AGREEMENTS.

                () The Texas Deed of Trust and Security Agreement substantially in the form of EXHIBIT B shall have been duly executed and delivered by the Company for the benefit of Purchaser and the registered holders from time to time of the Notes, the beneficiary named in the Security Documents and shall be in full force and effect.

                () Amendments to the Original Security Documents (in which the 1997 Notes and the Additional Notes are added as additional obligations to be secured under the Original Security Documents) shall have been duly executed and delivered by the Company for the benefit of Purchaser and the registered holders from time to time of the Notes and shall be in full force and effect.

                () UCC-1 Financing Statements (the "Financing Statements") shall have been duly executed and delivered by the Company.

                () A Receipt of Funds, substantially in the form of EXHIBIT C (the "Receipt of Funds"), shall have been duly executed and delivered by the Company and shall be in full force and effect.

                () A certificate, substantially in the form of EXHIBIT D (the "Certificate"), shall have been duly executed and delivered by the Company and shall be in full force and effect.

          () RECORDINGS, FILINGS AND PRIORITY. Except as waived in writing by Purchaser, all recordings and filings of or with respect to the Security Documents and the Financing Statements shall have been duly made and all other instruments relating thereto shall have been duly executed, delivered and recorded or filed, in all such places as may be required by law, or as may be deemed necessary or desirable by Special Counsel, in order to establish, protect and perfect as of the Closing Date the interests and rights (and the priority thereof) created or intended to be created thereby. The Lien of the Security Documents and Financing Statements shall constitute a first Lien of record on and a first security interest of record in the Mortgaged Properties, subject only to the Permitted Exceptions.

          ()   TITLE  INSURANCE;  SURVEY.   Purchaser  shall  have received
     (i) a mortgagee policy of title insurance with respect to the Mortgaged Properties in the form promulgated in the State of Texas, issued by a title underwriter acceptable to Purchaser, and containing affirmative coverages and reinsurance arrangements and agreements satisfactory in form and substance to Purchaser and Special Counsel, insuring in the amount of approximately $35,000,000, Purchaser's interest under the Security Documents as the holder of a valid first lien of record on the Mortgaged Properties or, in the case of leased properties, a valid first Lien on the Company's leasehold interest, subject only to the Permitted Exceptions, containing no exception as to creditors' rights, and containing affirmative zoning endorsements, affirmative coverage as to claims and liens of mechanics and materialmen, affirmative endorsements as to claims relating to the environmental conditions of the Mortgaged Properties, and such other affirmative conditions and coverages as are available and as Purchaser may request, all satisfactory in substance and form to Purchaser and Special Counsel; (ii) reports of Uniform Commercial Code searches in the Uniform Commercial Code central filing office of the Secretary of State of Texas issued by the State of Texas, and such other evidence concerning Uniform Commercial Code filings as is requested by Purchaser, in each case reasonably satisfactory in form and substance to Purchaser and Special Counsel; (iii) a report of a tax and judgment lien search in the recording district of each county or similar jurisdiction where each of the Mortgaged Properties is located, satisfactory in form and substance to Purchaser and Special Counsel; and (iv) surveys of each part of the Mortgaged Properties as Purchaser shall approve in accordance with ALTA/ACSM Class A standards and certificates.

          () COMPLIANCE WITH SECURITIES LAWS. The offering and sale of the 1997 Notes to be issued at the Closing shall have complied with all applicable requirements of federal and state securities laws, and Purchaser shall have received evidence thereof reasonably satisfactory to Purchaser and Special Counsel.

          () PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory to Purchaser and Special Counsel, and Purchaser and Special Counsel shall have received an original executed counterpart of this Agreement, and all such other counterpart originals or certified or other copies of such documents as Purchaser or Special Counsel may reasonably request.

          () NO EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT. There shall not exist and, upon consummation of the transactions contemplated hereby, there shall not exist any Event of Default or Potential Event of Default.

          () PAYMENT OF CLOSING FEES. The Company shall have paid the reasonable fees, expenses and disbursements of Special Counsel and special local counsel that are reflected in statements of such counsel rendered prior to or on the Closing Date, without limitation on the Company's obligation to pay any additional fees and disbursements of all such counsel pursuant to Article 15.

          () ORIGINAL DOCUMENTS. Purchaser shall have received an original executed counterpart of the Notes, the Security Documents, the Financing Statements, the Receipt of Funds, the Certificate, and the title insurance policies and surveys referred to in
     Section 4.1(f).

          ()   LOAN  TO  APPRAISED  VALUES.   The  Appraised Value  of  the
     Mortgaged Properties shall be not less than $114,000,000.

          ()   INSURANCE.   Purchaser  shall  have  received   certificates
     reasonably satisfactory to Purchaser as to, or copies of, all insurance policies required by the Security Documents.

          () DUE DILIGENCE. The results of any due diligence review of the Company and the Subsidiaries and their respective Properties, businesses, operations, affairs, results of operations, financial condition and prospects and the proposed organizational, legal and tax aspects of the proposed transactions, performed by or on behalf of Purchaser shall be reasonably satisfactory to Purchaser and Special Counsel.

          () ENVIRONMENTAL MATTERS. The Company shall have delivered to Purchaser a Phase I environmental assessment (either recently completed at the request of Purchaser or previously completed for the Company or to be completed together with updated reports with respect thereto), addressed to Purchaser, in form and substance acceptable to Purchaser and prepared by Law Engineering, Inc. (the "Environmental Certificate"), to the effect that, except as otherwise disclosed in writing, (i) all current activities at the Mortgaged Properties that are acquired in the Green Acre Acquisition comply in all respects with applicable requirements of any governmental authority relating to air or water pollution, hazardous substance or waste management and disposal, or other Environmental Laws, and (ii) none of the Mortgaged Properties that are acquired in the Green Acre Acquisition is impacted by Hazardous Substances in any respect that would require investigation, reporting, monitoring, cleanup or other response under current law.

          () GUARANTY. Purchaser shall have received a Guaranty Agreement substantially in the form of EXHIBIT E, executed by Lonnie A. Pilgrim with respect to the Company's obligations under the Notes.

     .. CONDITIONS TO PURCHASE OF ADDITIONAL NOTES.. CONDITIONS TO PURCHASE OF ADDITIONAL NOTES". Each Purchaser's obligation to purchase each Additional Note is subject to the fulfillment to Purchaser's satisfaction prior to each such purchase of an Additional Note, of the following conditions:

          () REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement shall be true and correct at the time of the purchase of each Additional Note, as if made at and as of such time, and the Company shall have complied with all agreements and covenants hereunder required to be performed at or prior to the purchase of such Additional Note.

          () NOTES. The Additional Note, in the form and substance of EXHIBIT A-1 (in the case of an Additional Fixed Note) or EXHIBIT A-2 (in the case of an Additional Floating Note) (with appropriate insertions) to be issued to and accepted by Purchaser, shall have been duly executed and delivered to Purchaser by the Company and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived, except with the prior written consent of Purchaser and the Company.

          () COMPLIANCE WITH SECURITIES LAWS. The offering and sale of each Additional Note to be issued shall have complied with all applicable requirements of federal and state securities laws, and Purchaser shall have received evidence thereof reasonably satisfactory to Purchaser and Special Counsel.

          () NO EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT. There shall not exist and, upon consummation of the transactions contemplated hereby, there shall not exist any Event of Default or Potential Event of Default.

          () EVIDENCE OF EXPANSION EXPENDITURES. The Company shall have provided documentation satisfactory to Purchaser evidencing expenditures made by the Company in an aggregate amount of not less than $5,000,000 (exclusive of expenditures made with respect to previously issued Notes) for expansion of the Company's facilities.


                            ARTICLE .."
      REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

     The Company represents and warrants to Purchasers as follows:

     .. ORGANIZATION, STANDING, ETC.. ORGANIZATION, STANDING, ETC". The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted, (iii) to enter into this Agreement, the Security Documents and each of the other Collateral Agreements, (iv) to issue and sell the Notes, and (v) to carry out the terms of this Agreement, the Notes, the Security Documents and each of the other Collateral Agreements. This Agreement, the Notes, the Security Documents and the other Collateral Agreements have been duly executed and delivered and are valid and binding agreements of the Company, enforceable in accordance with their terms, except as enforceability may be subject to and limited by applicable principles of equity and by bankruptcy, reorganization, moratorium, insolvency or other similar laws from time-to-time in effect affecting the enforcement of creditors' rights generally.

     .. QUALIFICATION... QUALIFICATION." The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary. Set forth on SCHEDULE 5.2 is a list of each jurisdiction in which the Company owns Property or otherwise conducts business, other than those jurisdictions where the failure to qualify would not have a Material Adverse Effect.

     .. BUSINESS AND FINANCIAL STATEMENTS... BUSINESS AND FINANCIAL STATEMENTS." The Company has delivered to Purchasers true, complete and correct copies of the Company's audited consolidated financial statements for the Fiscal Year ended September 30, 1996, and the unaudited financial statements for the three months ended December 30, 1996 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements contain no footnotes) applied on a consistent basis throughout the periods specified and present fairly the historical financial positions of the Company as of the respective dates and for the respective periods specified.

     ..   ADVERSE  CHANGES... ADVERSE CHANGES."  There has been no Material
Adverse Effect on the Company since September 30, 1996.

     .. TAX RETURNS AND PAYMENTS... TAX RETURNS AND PAYMENTS." The Company is a corporation subject to United States federal income taxation. The Company has timely and accurately filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises that are due and payable, other than those presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves and other appropriate provision as are required by GAAP have been made. There are no material tax Liens upon any of the assets of the Company except for statutory liens in respect of taxes or assessments the payment of which is not yet delinquent. If the Company is contesting any such tax or assessment in accordance with this
Section 5.5, the Company has disclosed to Purchasers, in writing, the nature and extent of such contest.

     .. DEBT... DEBT." Other than the Notes and the indebtedness disclosed in the Financial Statements or as listed on SCHEDULE 5.6, the Company has no secured or unsecured Debt outstanding. Other than as provided in this Agreement and the Collateral Agreements, or in the instruments or agreements listed on SCHEDULE 5.6, no instrument or agreement applicable to or binding on the Company contains any restrictions on the incurrence by the Company of any Debt.

     .. TITLE TO PROPERTIES AND ASSETS; LIENS... TITLE TO PROPERTIES AND ASSETS; LIENS." The Company has good and marketable fee title to all the real property purported to be owned by it and good and marketable title to all other property and assets purported to be owned by it, free and clear of all Liens, except for Liens and other matters that constitute Permitted Exceptions. At the time of the Closing and upon giving effect to the transactions contemplated hereby, and except for the Permitted Exceptions,
(a) no currently effective financing statement under the Uniform Commercial Code that names the Company as debtor or lessee will be on file in any jurisdiction in which the Company owns or leases real or personal property or in which the inventory of the Company is located or in any other jurisdiction, (b) neither the Company nor any Subsidiary has signed any currently effective financing statement or any currently effective security agreement authorizing any secured party thereunder to file any such financing statement, except (i) as required to perfect the Liens created by the Collateral Agreements, (ii) as listed on SCHEDULE 5.7, or (iii) as evidenced by any Permitted Exception, and (c) the personal property comprising any portion of the Mortgaged Properties is free and clear of any and all purchase money security interests and other Liens.

     .. LITIGATION... LITIGATION." Except as set forth on SCHEDULE 5.8, there is no action, proceeding or investigation pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company) against the Company or any of its Subsidiaries or any of their respective Properties which is not adequately covered by insurance, which if adversely determined, could have a Material Adverse Effect.

     .. COMPLIANCE WITH COLLATERAL AGREEMENTS... COMPLIANCE WITH COLLATERAL AGREEMENTS." The Company has performed and complied in all material respects with every term, covenant, condition and provision of the Collateral Agreements to be performed or complied with by the Company on or prior to the date hereof, every representation or warranty of the Company contained in the Collateral Agreements is true and correct in all material respects on and as of the date hereof, and no default or Event of Default (as any such term may be defined in the Collateral Agreements) has occurred and is continuing (without regard to any applicable cure period) under the Collateral Agreements.

     .. COMPLIANCE WITH OTHER INSTRUMENTS... COMPLIANCE WITH OTHER INSTRUMENTS." The Company (a) is not in violation of any term of any agreement or instrument to which it is a party or by which it is bound, or of any applicable law, ordinance, rule or regulation of any governmental authority, or of any applicable order, judgment or decree of any court, arbitrator or governmental authority (including, without limitation, any such law, ordinance, rule, regulation, order, judgment or decree relating to environmental protection or pollution control, occupational health and safety standards and controls, consumer protection or equal employment practice requirements), the consequence of any of which violations would, with reasonable probability, result in a Material Adverse Effect; and (b) is not in violation of any term of its Certificate of Incorporation or Bylaws. Neither the execution, delivery and performance of this Agreement, any Collateral Agreement, or the Notes nor the consummation of the transactions contemplated hereby or thereby will result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties of the Company pursuant to any such term. There are no such terms in the aforementioned documents that, either in any individual case or in the aggregate, materially and adversely affect the business, operations, affairs, condition or properties of the Company, including the Mortgaged Properties.

     .. GOVERNMENTAL CONSENTS... GOVERNMENTAL CONSENTS." Other than those that have been duly obtained and are in full force and effect (copies of which have been delivered to Purchaser or Special Counsel) and any filings contemplated by the Security Documents and the Financing Statements (which filings will be made promptly after Closing), no consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is currently required for the valid execution and delivery of this Agreement or any Collateral Agreement, or the consummation of the transactions contemplated hereby or thereby, or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement.

     .. PERMITS AND LICENSES... PERMITS AND LICENSES." Except for any failure to obtain or recover permits and licenses that could not reasonably be expected to have a Material Adverse Effect, the Company has all permits and licenses necessary for the operation of its business as presently conducted.

     .. FEDERAL RESERVE REGULATIONS... FEDERAL RESERVE REGULATIONS." The Company will not use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose that might constitute this transaction a "purpose credit," in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or otherwise take or permit to be taken any action that would involve a violation of such Regulation G or of Regulation T (12 C.F.R. 220, as amended), Regulation U (12 C.F.R. 221, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board. No indebtedness being reduced or retired out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any such "margin stock," and the Company does not own and has no present intention of acquiring any such "margin stock."

     .. STATUS UNDER CERTAIN FEDERAL STATUTES... STATUS UNDER CERTAIN FEDERAL STATUTES." The Company is not (a) a "holding company" or a
"subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility," as such term is defined in the Federal Power Act, as amended, (c) an "investment company," or a company
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (d) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. ' 11301(b)(1) is applicable.

     ..   COMPLIANCE WITH ERISA... COMPLIANCE WITH ERISA."

          () Each Plan that is or has been maintained for employees of the Company or any of the Subsidiaries, or any Related Person with respect to any of them, or to which the Company or any of the Subsidiaries, or any Related Person with respect to any of them, has made or was required to make contributions has been administered in material compliance with its terms and all applicable statutes (including but not limited to ERISA and the Code, and all regulations and interpretations thereunder). No reportable event (as defined in
     Section 4043 of ERISA and regulations issued thereunder) has occurred with respect to any Plan that is a defined benefit plan (as defined in
     Section 3(35) of ERISA and regulations issued thereunder) and subject to Title IV of ERISA ("Title IV Plan"). No material liability to the PBGC has been incurred, or is expected to be incurred, by the Company or any of the Subsidiaries or any Related Person with respect to any Title IV Plan. The PBGC has not instituted any proceedings, and there exists no event or condition that would constitute grounds for institution of proceedings, against the Company, the Subsidiaries or any Related Person by the PBGC to terminate any Title IV Plan under
     Section 4042 of ERISA. No case, matter or action with respect to any Plan, pursuant to any federal or state law, has been brought, is pending or is threatened, against the Company or any of the Subsidiaries or any Related Person with respect to any of them, or any officer, director or employee of any of them, or any fiduciary of any Plan.

          () No Title IV Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA and regulations issued thereunder) as of the last day of the most recent plan year of such Plan ended prior to the date hereof. All contributions payable to each qualified Plan of the Company or any of the Subsidiaries (that is an employee pension benefit plan as defined in Section 3(2) of ERISA and regulations issued thereunder and that is intended to meet the qualification requirements of the Code ("Qualified Plan")), for all benefits earned or other liabilities accrued through the end of the latest plan year for such Qualified Plan, determined in accordance with the terms and conditions of such Qualified Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the pro forma consolidated balance sheet of the Company. No waiver of the minimum funding standard requirements of Section 302 of ERISA and Section 412 of the Code has been obtained, applied for or is contemplated with respect to any Title IV Plan.

          () None of the Company or any of the Subsidiaries nor any Related Person with respect to any of them, is or has been a contributor to any multi-employer plan within the meaning of
     Section 3(37) of ERISA and regulations issued thereunder.

          () The execution and delivery of this Agreement and the Collateral Agreements, the issue of the Notes hereunder and the consummation of the transactions contemplated hereby will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax would be imposed pursuant to
     Section 4975 of the Code.

          ()   No  Lien  imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to the Company or any of the Subsidiaries, or any Related Person of any of them.

     .. DISCLOSURE... DISCLOSURE." Neither this Agreement, the Financial Statements nor any other document, certificate or instrument delivered to Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby, when all such documents, certificates and instruments are taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact actually known to the Company that may have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and instruments delivered to Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     .. USE OF PROCEEDS... USE OF PROCEEDS." The Company will apply the proceeds of the sale of the 1997-C Notes to consummate the Green Acre Acquisition and for general corporate purposes and will use the proceeds of the sale of Additional Notes, if any, for expansion of its facilities.

     .. SOLVENCY OF THE COMPANY... SOLVENCY OF THE COMPANY." The fair saleable value of the business and assets of the Company, upon giving effect to the transactions contemplated hereby, will be in excess of the amount that will be required to pay the probable liabilities of the Company (including contingent, subordinated, unmatured and unliquidated liabilities) on existing debts as they may become absolute and matured. The Company, upon giving effect to the transactions contemplated hereby, will not be engaged in any business or transaction, or about to engage in any business or transaction, for which the Company has an unreasonably small capital, and the Company has no intent (a) to hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted, or (b) to incur debts that would be beyond its ability to pay as they mature.

     .. ENVIRONMENTAL MATTERS.. ENVIRONMENTAL MATTERS". The Company has been complying with, and is in compliance with, all Environmental Laws in each jurisdiction where it is presently doing business except for failures to comply which would not have a Material Adverse Effect. To the best knowledge of the Company, none of the Mortgaged Properties is impacted by Hazardous Substances in any respect that would require investigation, reporting, monitoring, cleanup or other response under any Environmental Law.

     ..   BROKERS...  BROKERS."   The  Company  represents  that it has not
dealt with any brokers or finders in connection with the transactions contemplated by this Agreement.

     ..   NO DEFAULTS... NO DEFAULTS."  At  the  time of the Closing, there exists no Event of Default or Potential Event of Default.


                            ARTICLE .."
              REPRESENTATIONS AND WARRANTIES RELATING
                     TO SECURITY FOR THE NOTES

     The Company represents and warrants to Purchasers as follows:

     .. EASEMENTS AND UTILITY SERVICES... EASEMENTS AND UTILITY SERVICES." The Company has all easements and other rights, including those for use, maintenance, repair and replacement of and access to structures, facilities or space for support, mechanical systems, roads, utilities (including electricity, gas, water, sewer disposal, telephone and CATV) and any other private or municipal improvements, services and facilities necessary or appropriate to the proper operation, repair, maintenance, occupancy or use of the Mortgaged Properties as currently being and proposed to be used.

     .. CONTRACTS... CONTRACTS." There are no service (other than utility) or construction contracts currently outstanding relating to any part of the Mortgaged Properties providing for payment in excess of $100,000 per year, per contract (but not in excess of $1,000,000 in the aggregate), except those contracts that are set forth on SCHEDULE 6.2 and have been delivered to Purchaser, nor have any labor or materials been supplied to the Mortgaged Properties, other than in the ordinary course of business, that have not been fully paid for.

     .. PERMITS... PERMITS." There are no permits, licenses, certificates or approvals that are required to occupy or operate (except as specified in Section 5.8) any part of the Mortgaged Properties as presently operated, except those permits, licenses, certificates and approvals that are set forth on SCHEDULE 6.3 and have been delivered to Purchasers.

     .. REPORTS OF ENGINEERS... REPORTS OF ENGINEERS." The Company does not possess and is not aware of any reports of engineers, architects or other Persons relating to any part of the Mortgaged Properties, except those reports that are set forth on SCHEDULE 6.4 and have been delivered to Purchasers.

     .. PLANS AND SPECIFICATIONS... PLANS AND SPECIFICATIONS." The Company does not possess and is not aware of any plans and specifications relating to any part of the Mortgaged Properties, except those plans and specifications that are set forth on SCHEDULE 6.5 and that will be delivered to Purchasers upon request.

     ..   SOIL REPORTS... SOIL REPORTS."  There are no soil  reports in the possession of the Company or its Affiliates relating to any part of the Mortgaged Properties.

     .. ZONING... ZONING." The Mortgaged Properties that constitutes real property are zoned in the manner that permits the use of the Mortgaged Properties as currently being and proposed to be used by the Company and its Subsidiaries.

     ..   CERTIFICATES  OF  OCCUPANCY...  CERTIFICATES  OF  OCCUPANCY."   A
certificate of occupancy or similar permit has been issued by the appropriate governmental authority for each of the Mortgaged Properties that constitutes improvements to real property that permits the occupancy of the Mortgaged Properties as currently or proposed to be occupied by the Company.


                            ARTICLE .."
                     INTEREST RATE PROVISIONS

     ..   INTEREST ON FIXED NOTES... INTEREST ON FIXED NOTES."

          () Interest on the outstanding principal balance of the 1996 Note shall accrue at the lesser of (i) 7.21% per annum or (ii) the Highest Lawful Rate, and shall be due and payable in accordance with
     Section 8.1.

          () Interest on the outstanding principal balance of the 1997 Fixed-A Note shall accrue at the lesser of (i) 9.39% per annum or
     (ii) the Highest Lawful Rate, and shall be due and payable in accordance with Section 8.1.

          () Interest on the outstanding principal balance of the 1997 Fixed-B Note shall accrue at the lesser of (i) 9.45% per annum or
     (ii) the Highest Lawful Rate, and shall be due and payable in accordance with Section 8.1.

          () In the event the Company elects to issue an Additional Fixed Note pursuant to Section 2.5, not more than thirty (30) nor less than ten (10) days prior to the issuance of such Additional Fixed Note, the Company shall give written notice thereof to Purchasers, at which point the parties shall determine the interest rate applicable to such Additional Fixed Note. Interest on the outstanding principal balance of such Additional Fixed Note shall accrue at the lesser of (i) the then-prevailing Reinvestment Yield plus 100 basis points or (ii) the Highest Lawful Rate, and shall be due and payable in accordance with
     Section 8.1.

          ()   Interest on the unpaid principal of the Fixed Notes shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

     ..   INTEREST ON FLOATING NOTES.. INTEREST ON FLOATING NOTES".

          () Interest on the outstanding principal balance of the Floating Notes shall accrue at an interest rate per annum during the applicable Interest Period equal to the lesser of (i) the LIBOR Rate plus 2% or
     (ii) the Highest Lawful Rate. Interest on the Floating Notes accrued during a calendar month shall be due and payable in accordance with
     Section 8.1. Interest on the unpaid principal of the Floating Notes shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

          () Not more than ten days nor less than five days prior to Closing and during each Interest Rate Set Window, the Company shall notify Purchasers of its selection of the duration of the immediately following Interest Period with respect to the Floating Notes then outstanding, which may be three months, six months or one year (the "Interest Option Notice"). The duration of the Interest Period selected shall be the same for all Floating Notes with the same date of issuance. The Interest Option Notice must be in writing and may be sent via telecopy, with the originally executed copy delivered to Purchasers immediately thereafter. The LIBOR Rate for the following Interest Period shall be the applicable rate for a period of corresponding duration announced in THE WALL STREET JOURNAL (Northeast Edition) on the first Business Day following receipt of the Interest Option Notice.

          () In connection with determining the applicable LIBOR Rate for the following Interest Period, Purchasers shall calculate the principal and interest payments due on the Floating Notes during such Interest Period, as required under Section 8.1(d) or (e), and shall provide such amount to the Company.

     .. INTEREST RATE LOCK... INTEREST RATE LOCK." With respect to the Floating Notes, during any Interest Rate Set Window prior to March 1, 2003, the Company shall have the option to permanently set the interest rate on the Floating Notes. The Company shall provide notice to Purchasers of its desire to set the rate and Purchasers shall promptly thereafter notify the Company of the then prevailing fixed interest rates (based on Purchasers' interest rate spreads and the average remaining life of the Floating Notes) (the "Fixed Rate"). If the Company elects to have the Floating Notes accrue interest at the Fixed Rate, the Company shall so notify Purchasers in the Interest Option Notice (which election shall be irrevocable) and immediately following the then current Interest Period, the Floating Notes shall thereafter accrue interest at the Fixed Rate, and the Floating Notes shall for all purposes be deemed Fixed Notes. Any such election shall be with respect to any or all of the then outstanding Floating Notes and shall be made in full and not in part. Purchasers shall recompute the principal and interest payments required under Section 8.1(d) or (e) based on the outstanding principal balance on the Floating Notes and the Fixed Rate, and the Company shall thereafter make principal and interest payments on such Notes equal to such amount.

     .. RESETTING OF INTEREST RATES.. RESETTING OF INTEREST RATES". During the period of time not more than ten (10) days nor less than five
(5) days prior to March 1, 2003, provided that (i) no Event of Default or Potential Event of Default has occurred and is continuing, and
(ii) Purchasers own the Notes at such time, Purchasers and the Company shall in good faith attempt to reset the interest rate on any or all of the Fixed Notes (including those Floating Notes for which a Fixed Rate has been set in accordance with Section 7.3) and the interest rate spread on the
Floating Notes. The parties shall consider Purchasers' then-current interest rate spreads (based on average remaining life of the Notes), the then-current financial condition of the Company and then-current market conditions when attempting to agree upon new rates. If the parties agree upon new rates, they shall promptly execute an amendment to this Agreement and the Company shall execute and deliver to Purchasers new notes reflecting the new rates. In the event that the parties are unable to reasonably agree upon new rates for any or all of the Fixed Notes or the spread on the Floating Notes by March 1, 2003, (i) such Fixed Notes for which a new rate is not agreed upon will become immediately due and payable and (ii) the Floating Notes to the extent a new spread is not agreed to will become due and payable at the conclusion of the then-existing Interest Period, and the Company shall be required to pay all principal and accrued interest thereon on such date. If the Company is obligated to prepay any of the Fixed Notes or Floating Notes pursuant to this Section 7.4, no Make-Whole Premium or LIBOR Premium, as the case may be, shall be due and owing on such Fixed Notes or Floating Notes that are prepaid on March 1, 2003 (or at the conclusion of the Interest Period, as provided in this Section 7.4). Purchasers shall have no liability to the Company in the event the parties are unable to agree upon new rates pursuant to this Section 7.4.

     .. PAST DUE PAYMENTS.. PAST DUE PAYMENTS". All payments of principal and, to the extent permitted by law, the applicable Premium (if any) and interest on or in respect of any Note or this Agreement that are not made when due shall bear interest at the Default Rate from the date due and payable to the date paid. Any payment in respect of any other obligation or amount payable hereunder that is not paid when due shall bear interest at the Default Rate from the date due and payable to the date paid.


                            ARTICLE .."
                         PAYMENT OF NOTES

     ..   REQUIRED PAYMENTS OF NOTES.. REQUIRED PAYMENTS OF NOTES".

          () On each Payment Date while the 1996 Note is outstanding, the Company shall make a payment on the 1996 Note, in cash, in an amount equal to $455,304.80, which payment shall consist of principal and accrued interest.

          () On May 1, 1997, the Company shall pay all accrued and unpaid interest on the 1997 Fixed-A Note. On each Payment Date thereafter while the 1997 Fixed-A Note is outstanding, commencing June 1, 1997, the Company shall make a payment on the 1997 Fixed-A Note, in cash, in an amount equal to $61,839.41, which payment shall consist of principal and accrued interest.

          () On May 1, 1997, the Company shall pay all accrued and unpaid interest on the 1997 Fixed-B Note. On each Payment Date thereafter while the 1997 Fixed-B Note is outstanding, commencing June 1, 1997, the Company shall make a payment on the 1997 Fixed-B Note, in cash, in an amount equal to $23,860.11, which payment shall consist of principal and accrued interest.

          () On May 1, 1997, the Company shall pay all accrued and unpaid interest on the 1997 Floating Notes. On each Payment Date thereafter while the 1997 Floating Notes are outstanding, commencing June 1, 1997, the Company shall make a payment on the 1997 Floating Notes, in cash, in an aggregate amount equal to $70,898.92 of principal plus accrued and unpaid interest thereon. Each such payment shall be allocated pro rata among the 1997 Floating Notes then outstanding.

          () Upon the issuance of any Additional Fixed Notes or Additional Floating Notes, Purchasers shall calculate the principal and interest due on each Payment Date based on a fifteen (15) year amortization. On each Payment Date following the issuance of such Additional Note, the Company shall make a payment on such Additional Note, in cash, in an amount equal to the payment calculated by Purchasers for such Additional Note, which shall consist of principal and accrued interest.

          () If the interest rates on the Fixed Notes are reset in accordance with Section 7.4, Purchasers shall recompute the monthly principal and interest payments for each such Fixed Note, and the Company shall thereafter be required to make payments equal to such recomputed amount. On the Maturity Date, the entire outstanding principal balance of all the Notes, together with interest accrued thereon, shall be due and payable. Notwithstanding the foregoing, the entire outstanding balance of all Fixed Notes (to the extent the interest rate is not reset in accordance with Section 7.3) and all Floating Notes (to the extent a Fixed Rate is not set in accordance with Section 7.3 or a new interest rate spread is not agreed to in accordance with Section 7.3) together with interest accrued thereon, shall be due and payable on March 1, 2003, with respect to the Fixed Notes, or at the conclusion of the then-existing Interest Period, with respect to the Floating Notes.

          () If at any time the outstanding principal balance of the remaining Notes exceeds 75% of the Appraised Value, the Company shall immediately make a prepayment of principal of the Notes (together with accrued interest thereon) in an amount such that following the prepayment, the outstanding principal balance is less than or equal to 75% of the Appraised Value. The prepayment shall be applied pro rata among all of the Notes at the time outstanding.

          () No partial prepayment of the Notes pursuant to Section 8.2 shall relieve the Company from its obligation to make the payments required under this Section 8.1, except to the extent that the outstanding principal balance of the Notes is less than the amount of the scheduled payment otherwise due under this Section 8.1.

     ..   OPTIONAL   PREPAYMENTS    OF   NOTES;   ALLOCATIONS...   OPTIONAL
PREPAYMENTS OF NOTES; ALLOCATIONS."

          () At any time or from time to time, the Company is hereby granted the right, at its option, upon notice as provided in
     Section 8.3, to prepay all or any part (in integral multiples of principal of $100,000) of the Fixed Notes, which prepayment shall be applied pro rata among all of the Fixed Notes at the time outstanding and shall be applied to the outstanding principal amount thereof in the inverse order of maturity.

          () From time to time from and after the date that is one year following the date of issuance of any Floating Note, the Company shall have the right, at its option, upon notice as provided in Section 8.3, to prepay all or any part (in integral multiples of $100,000) of such Floating Notes, which prepayment be applied to the outstanding principal amount in the inverse order of maturity.

          () Each such prepayment shall include the principal amount of the Notes so prepaid, plus interest accrued thereon to the date of payment, plus the Premium described in Section 8.2(b) (based on such principal amount so prepaid). In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (to the extent such Note may be prepaid) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, rounded upward to the nearest $1,000 for each Note, with adjustments to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

          () Any prepayment of the Fixed Notes shall be subject to and include the Make-Whole Premium. Any prepayment of the Floating Notes shall be subject to and include the LIBOR Premium. Notwithstanding the foregoing, no Premium shall be due if (i) any of the Fixed Notes are prepaid in full on March 1, 2003, (ii) any of the Notes are prepaid pursuant to Section 7.4 as a result of the Company and Purchasers being unable to agree upon mutually acceptable interest rates or interest rate spreads or (iii) if any of the Notes are prepaid pursuant to Section 8.1(g).

     .. NOTICE OF PREPAYMENTS; OFFICERS' CERTIFICATE... NOTICE OF PREPAYMENTS; OFFICERS' CERTIFICATE." The Company will give each registered holder of any Note written notice of each prepayment of the Notes under
Section 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment, which notice shall be
irrevocable.    Each   such  notice  and  each  such  prepayment  shall  be
accompanied by an Officers' Certificate (a) stating the principal amount and serial number of each Note to be prepaid and the principal amount thereof to be prepaid; (b) stating the proposed date of prepayment; (c) stating the accrued interest on each such Note to such date to be paid in accordance with Section 8.4; and (d) estimating the applicable Premium required under Section 8.2 (calculated as of the date of such prepayment and proffered solely as an estimate of the Premium due upon prepayment) and setting forth the method of determination and calculations used in computing such Premium, accompanied by a copy of the Statistical Release H.15(519) (or other source of market data) used in determining the United States Treasury Yield.

     .. MATURITY; SURRENDER... MATURITY; SURRENDER." In the case of each prepayment of the Notes, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the Premium payable, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.


                            ARTICLE .."
          ACCOUNTING, REPORTING AND INSPECTION COVENANTS
                          OF THE COMPANY

     From the date hereof through the Closing and thereafter so long as any Note shall be outstanding, the Company will perform and comply with each of the following covenants:

     ..   ACCOUNTING... ACCOUNTING."  The Company will maintain a system of accounting established and administered in accordance with GAAP and will accrue all such liabilities as shall be required by GAAP.

     .. FINANCIAL STATEMENTS AND OTHER INFORMATION... FINANCIAL STATEMENTS AND OTHER INFORMATION." The Company will deliver (in duplicate) to each Purchaser (except as hereinafter provided) so long as such Purchaser or Purchaser's nominee shall hold any Note, and to each other registered holder of a Note:

          () within ninety (90) days after the end of each Fiscal Year, the balance sheet of the Company as of the end of such Fiscal Year and the related statements of income and retained earnings and of cash flows of the Company for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and (i) accompanied by the report thereon of any independent public accountants of recognized national standing selected by the Company, which report shall state that (v) such financial statements present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in the report), and (w) the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles, (ii) accompanied by a written statement of such accountants that without any independent investigation except that conducted in the ordinary course of their audit, the accountants do not have knowledge of the existence of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof, and
     (iii) certified by the chief financial officer of the Company as presenting fairly, in accordance with GAAP, applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein;

          () within forty-five (45) days after the end of the first three fiscal quarters of each Fiscal Year, the balance sheet of the Company as of the end of such fiscal quarter and the related statements of income and of cash flows of the Company for such fiscal quarter and for the portion of the Fiscal Year from the first day of such Fiscal Year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company as presenting fairly, in accordance with GAAP, applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein;

          () together with each delivery of financial statements pursuant to subsections (a) or (b) above, an officer's certificate in the form of EXHIBIT F (i) showing in detail the determination of the ratios and other financial calculations specified in Sections 10.1 through 10.7 during the accounting period covered by such financial statements,
     (ii) stating that the signer has reviewed the terms hereof and of the Notes and has made, or caused to be made under his supervision, a review of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of such officer's certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and (iii) if not specified in the related financial statements being delivered pursuant to subsection (a) above, specifying the aggregate amount of interest and rentals received or accrued by the Company, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company during the accounting period covered by such financial statements;

          () promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual audit, or special audit (if any) of the books of the Company made by such accountants, including, without limitation, any comment letter submitted to management by such accountants in connection with their annual audit;

          () promptly upon their becoming available, copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company;

          () within five (5) days of any Responsible Officer of the Company obtaining knowledge of any condition or event that constitutes an Event of Default or Potential Event of Default, or that the registered holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or that any person has given notice to the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Article 14, an Officers' Certificate describing the same and the period of existence thereof and specifying what action the Company has taken, is taking and proposes to take with respect thereto;

          () promptly upon (and in any event within ten (10) Business Days of) any Responsible Officer of the Company obtaining knowledge of the occurrence of any (i) "reportable event," as such term is defined in Section 4043 of ERISA, or (ii) "prohibited transaction," as such term is defined in Section 4975 of the Code, that is not exempt by law or ruling in connection with any Plan relating to the Company or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking and proposes to take with respect thereto, and any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto, provided that, with respect to the occurrence of any "reportable event" as to which the PBGC has waived the 30-day reporting requirement, such written notice need not be given;

          () immediately upon the occurrence of any of the following events, an Officers' Certificate describing such event: (i) the Certificate of Incorporation or Bylaws of the Company shall have been amended or the Company shall have changed its jurisdiction of organization; or (ii) the Company shall have changed its name or shall do business under any name other than as set forth on SCHEDULE 9.2; or
     (iii) the Company shall have changed its principal place of business or its chief executive offices; or (iv) the Company shall have become a party to any suit, action or proceeding that, if adversely determined, would have a Material Adverse Effect or in which the projected settlement amount involved therein could equal $3,000,000 or more (in addition to any insurance coverage); or (v) the Company shall have opened or closed any material place of business; or (vi) there shall occur any strike, walkout, work stoppage or other material employee disruption relating to any of the Mortgaged Properties, or the expiration of any labor contract affecting any of the Mortgaged Properties (unless there exists a new labor contract in substitution therefor) that reasonably could be expected to have a Material Adverse Effect; or (vii) the Company shall have obtained knowledge that any of its insurance policies or any insurance policies affecting any of the Mortgaged Properties will be canceled or not renewed (unless there exists a similar insurance policy in substitution therefor);

          () promptly (i) upon receipt thereof, copies of any notices to the Company from any federal or state administrative agency relating to any order, ruling, statute or other law or regulation that would, with reasonable probability, have a Material Adverse Effect; and
     (ii) following filing with the Commission, any reports or statements filed with the Commission;

          ()   promptly  upon  receipt  thereof,  copies  of   any   notice
     delivered pursuant to Article 14; and

          () with reasonable promptness, such other information and data with respect to the Company as from time to time may be reasonably requested by any registered holder of a Note, including, without limitation, any projections or business plans prepared by or for the Company.

     .. INSPECTION.. INSPECTION". The Company will permit, subject to rights of parties in possession, any authorized representatives designated by a Purchaser, so long as such Purchaser or its nominee shall hold any Notes, or designated by any other registered holder of any Notes, without expense to the Company, at such reasonable times and as often as may be reasonably requested, to (a) visit and inspect the Mortgaged Properties, including its books of account, and (b) upon the prior written consent of the Company, which consent shall not be unreasonably withheld, discuss the Company's affairs, finances and accounts with the Company's directors, officers and independent public accountants (and by this provision the Company authorizes such directors, officers and accountants to discuss with such representatives the affairs, finances and accounts of the Company, whether or not an officer or other representative of the Company is present, provided that the Company shall receive notice of any such meeting and be given a reasonable opportunity to have a representative attend).

     .. ACQUIRED REAL PROPERTY... ACQUIRED REAL PROPERTY." The Company shall deliver to each Purchaser so long as such Purchaser or Purchaser's nominee shall hold any Note, and to each other registered holder of a Note, upon request of a Purchaser or any other registered holder of a Note, but in any event not less than ninety (90) days after the end of each Fiscal Year of the Company, a list and description of all real property purchased or newly leased by the Company during the period specified in such request or the past Fiscal Year, as applicable, that is to be used for any new processing plant, hatchery or feed mill in which an existing processing plant, hatchery or feed mill on any Mortgaged Property is to be shut down or operations are to be substantially decreased ("Acquired Property"), and, unless otherwise specified in this Agreement or by the registered holder or registered holders (other than the Company or any Affiliate) of the Notes, the Company shall execute and deliver a deed of trust or mortgage and assignment of leases and rents, substantially in form and substance satisfactory to Purchasers, (with any changes to such form of mortgage as appropriate in the applicable jurisdiction and as requested by a Purchaser or Purchaser's nominee or any registered holder of a Note other than the Company or any of the Company's Affiliates), to Purchasers or a mortgage trustee, for the benefit of Purchasers so long as a Purchaser or a Purchaser's nominee shall hold any Note, and to each other registered holder of a Note or a mortgage trustee, for the benefit of each such other holder, granting a first Lien of record on and a first security interest in the Acquired Property, subject only to existing Liens, the Permitted Exceptions, and any purchase money Liens incurred by the Company in connection with the acquisition of any Acquired Property, and the Acquired Property shall thereafter be part of the Mortgaged Properties. The Company shall permit each Purchaser so long as such Purchaser or Purchaser's nominee shall hold any Note, and each other registered holder of a Note, the right to inspect any Acquired Property and to conduct such other investigation and due diligence with respect to any Acquired Property that such Purchaser or such other registered holder deems necessary, and to the extent the proposed acquisition is in excess of $3,000,000, the Company shall pay all reasonable costs of Purchasers or such other registered holder in inspecting any Acquired Property and conducting such investigation, including, without limitation, any costs of an environmental consulting firm and attorneys' fees.


                            ARTICLE .."
          BUSINESS AND FINANCIAL COVENANTS OF THE COMPANY

     So long as any Note shall be outstanding, the Company will perform and comply, and will cause each Subsidiary (other than Pilgrim's Pride-Mexico and any other Subsidiary located or doing business in Mexico or Central or South America) to perform and comply, as applicable, with each of the following covenants:

     ..   ASSET  RATIO...  ASSET  RATIO."  The Company shall at  all  times maintain a ratio of Net Tangible Assets to Total Liabilities of not less than 1.30:1.

     .. CONSOLIDATED NET WORTH... CONSOLIDATED NET WORTH." The Company shall at all times maintain a Consolidated Net Worth of not less than $125,000,000, as increased from time to time by (i) the net proceeds of any Stock of the Company or any Subsidiary issued and sold to third Persons,
(ii) the amount of Subordinated Debt of the Company or any Subsidiary owed by third parties converted into or exchanged for Stock of the Company or any Subsidiary, and (iii) 25% of the Company's annual positive Consolidated Net Income, if any.

     ..   CONSOLIDATED  WORKING  CAPITAL...  CONSOLIDATED WORKING CAPITAL."
The Company and its Subsidiaries shall at all times maintain Consolidated Working Capital of not less than $40,000,000.

     ..   CURRENT RATIO... CURRENT RATIO."  The Company  shall at all times maintain a ratio on a consolidated basis of Current Assets to Current Liabilities of not less that 1.25:1.

     .. FIXED CHARGE COVERAGE... FIXED CHARGE COVERAGE." The Company shall at all times maintain for the period of eight consecutive fiscal quarters then ended on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.40:1.

     .. CAPITAL EXPENDITURES... CAPITAL EXPENDITURES." The Company and its Subsidiaries shall not incur Capital Expenditures in excess of $37,227,600 in the aggregate for Fiscal Year 1997 (excluding the Capital Expenditures incurred pursuant to the Green Acre Acquisition and related expansion). Thereafter, the limitation on Capital Expenditures shall be 115% of the Company's consolidated total depreciation and amortization for the immediately preceding Fiscal Year, as reflected on the Company's consolidated audited financial statements for such Fiscal Year (excluding Capital Expenditures incurred in expansion of the facilities acquired in the Green Acre Acquisition). Any unused portion of the maximum permitted amount of Capital Expenditures (up to $5,000,000 per Fiscal Year) may be carried over to the next succeeding Fiscal Year, but not thereafter.

     .. LIENS... LIENS." The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, other than (a) the Liens and security interests created to secure the Notes, (b) Liens that constitute Permitted Exceptions, (c) any Lien on any property acquired, constructed or improved by the Company after Closing and created contemporaneously with or within 12 months of such acquisition, construction or improvement to secure Debt incurred to provide for all or a portion of the purchase price of such property as acquired, constructed or improved, (d) Liens on property of the Company in favor of the United States of America or any political subdivision thereof to secure partial payments pursuant to any contract,
(e) pledges or deposits to secure obligations under worker's compensation laws or similar judgments thereunder that are not currently dischargeable, and pledges, deposits, performance bonds or similar security interests in connection with bids, tenders, contracts and leases to which the Company is a party (all of which are in the ordinary course of business and which do not relate to indebtedness of the Company), (f) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and a bond or other security satisfactory to Purchaser has been posted by the Company, (g) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are contested in good faith and a bond or other security satisfactory to Purchaser has been posted by the Company, (h) Liens arising in the ordinary course of business (including easements and similar encumbrances) that are not incurred in connection with the borrowing of money, provided that such Liens do not materially interfere with the conduct of the business of the Company,
(i) inchoate Liens, (j) any Lien resulting from renewing, extending or refunding outstanding Secured Debt provided that the principal amount of the Debt secured thereby is not increased and the Lien is not extended to any other property, (k) Liens on assets (other than the Collateral) to secure Debt provided that no Event of Default or Potential Event of Default exists or would result therefrom; and (m) Liens on Collateral acquired after the date hereof to secure financing from the Texas Capital Fund Real Estate Development Program in an amount not to exceed $5,000,000 (and by this provision, Purchaser agrees to execute a subordination agreement or partial release with respect to such Lien, in a form satisfactory to Purchaser).

     ..   INVESTMENTS; DEBT; GUARANTEES.

          () The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make or own any Investment other than Permitted Investments, except that the Company or a Subsidiary may
     (i) purchase or own assets or stock and other securities of a Subsidiary; (ii) make loans to officers, directors, stockholders, employees or Subsidiaries to the extent that following such loan, no Event of Default or Potential Event of Default would exist; (iii) make investments, payments, loans and capital contributions to entities other than Subsidiaries to the extent such Investment is made from the net cash proceeds received by the Company from the issuance of additional shares of capital stock or other securities subsequently converted into capital stock; (iv) consummate the Green Acre Acquisition on the terms set forth in the Green Acre Purchase Agreement; and (v) acquire all or substantially all of the Property of any Person or acquire substantially as an entirety the business of any other Person if the aggregate fair market value of all consideration paid or payable by the Company in all such acquisitions made in any Fiscal Year does not exceed 3% of Net Tangible Assets, as determined at the conclusion of the fiscal month immediately preceding the date of the proposed acquisition (excluding the Green Acre Acquisition).

          () The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, assume, incur, or guarantee any Debt except (i) to the extent that following the creation, assumption, incurrence or guarantee of such Debt, no Event of Default or Potential Event of Default would exist, and (ii) the Company may guarantee the trade payables of Pilgrim's Pride-Mexico.

     .. RESTRICTED PAYMENTS... RESTRICTED PAYMENTS." The Company shall not, and shall not permit any Subsidiary to, directly or indirectly,
(i) redeem, purchase, or otherwise acquire for value any shares of the Company's capital stock, except out of the net cash proceeds received by the Company after Closing from the issuance of additional shares of capital stock or other securities subsequently converted into capital stock, or
(ii) declare or pay any dividends or any other distributions (other than dividends payable in shares of capital stock of the Company) on any shares of the Company's capital stock after Closing in excess of $2,300,000 in the aggregate in any Fiscal Year.

     .. LEASES... LEASES." The Company shall not, and shall not permit any Subsidiary to, incur non-cancelable non-Capitalized Lease Obligations or sale and leaseback transactions if the aggregate annual amount of all minimum or guaranteed net rentals payable under such leases would exceed 4% of Consolidated Net Tangible Assets (as determined immediately preceding the execution of such lease).

     .. CONSOLIDATION, MERGER AND SALE OF SUBSTANTIALLY ALL ASSETS... CONSOLIDATION, MERGER AND SALE OF SUBSTANTIALLY ALL ASSETS." The Company shall not, and shall not permit any Subsidiary to, directly or indirectly,
(a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (other than a consolidation or merger between (i) the Company and an Eligible Subsidiary, and
(ii) Eligible Subsidiaries or any Subsidiary located or doing business in Mexico or Central or South America); or (b) sell, transfer, lease, abandon or otherwise dispose of all or substantially all of its assets in a single or series of related transactions.

     .. FORMATION OF SUBSIDIARIES.. FORMATION OF SUBSIDIARIES". Without the prior written consent of Purchasers, which consent shall not be unreasonably withheld, the Company shall not, and shall not permit any of its existing Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries other than Eligible Subsidiaries and Subsidiaries located or doing business in Mexico or Central or South America or Eastern Europe. The Company shall promptly give Purchasers written notice of the formation of any Eligible Subsidiary or any Subsidiary located or doing business in Mexico or Central or South America or Eastern Europe, but in any event within ten (10) days following formation thereof.

     .. INTERESTED PARTY TRANSACTIONS... INTERESTED PARTY TRANSACTIONS." The Company shall not, nor permit any Subsidiary to, conduct any transactions with any Affiliate on terms that are not fair and reasonable and not materially less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than ongoing transactions with Affiliates of a similar nature to those disclosed in the Company's Proxy Statement relating to its Fiscal Year-end September 30, 1996.

     .. EXISTENCE... EXISTENCE." The Company will, or will cause to be done, all things necessary to, and cause each Subsidiary to, preserve, keep and maintain in full force and effect its corporate existence, rights (charter and statutory), franchises and authority to do business and the corporate existence, rights (charter and statutory), franchises and authority to do business of each of the Subsidiaries, except for such matters that would not result in a Material Adverse Effect.

     .. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION... PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION." The Company will, and cause the Subsidiaries to, pay and cause to be paid all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of the franchises, business, income or profits of the Company before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien upon any of the properties or assets of the Company, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, such bonds or escrows are in place as registered holders of the Notes at the time shall request, and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor. The Company will not file or permit the filing of any consolidated income tax return with any Person (other than a Subsidiary).

     .. COMPLIANCE WITH LAWS... COMPLIANCE WITH LAWS." The Company will, and will cause its Subsidiaries to, comply with all laws, statutes, rules, regulations and ordinances of any Governmental Authority of a material nature applicable to the Company or any Subsidiary.

     .. COMPLIANCE WITH ERISA... COMPLIANCE WITH ERISA." The Company will not, and will not permit any employee benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Company, any Subsidiary or any Related Person to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code, as amended from time to time, which is likely to result in a liability for such Person; (b) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived which is likely to result in a liability of such Person; or (c) terminate any such benefit plan in a manner which could result in the imposition of a lien or encumbrance on the assets of such Person pursuant to Section 4068 of ERISA.

     .. MAINTENANCE OF PROPERTIES; INSURANCE... MAINTENANCE OF PROPERTIES; INSURANCE." The Company will maintain or cause to be maintained in good repair, working order and condition (reasonable wear and tear excepted) all properties used or useful in, and deemed material to, the business of the Company or any Subsidiary and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries, against loss or damage of the kinds customarily insured against by companies of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other companies. In any event, the Company shall, at a minimum, comply with all maintenance, insurance and similar requirements under the Security Documents.

     ..   TITLE... TITLE."

          () As of the Closing Date and upon giving effect to the transactions contemplated hereby, except Liens and other matters that may constitute Permitted Exceptions, the Company will have good (and, with respect to non-leasehold real property, indefeasible) title to all of its properties and assets that are material to its business as presently conducted and as proposed to be conducted and none of such properties or assets will be subject to any Liens, other than Permitted Exceptions. As of the Closing Date and upon giving effect to the transactions contemplated hereby, the Company will have good (and, with respect to non-leasehold real property, indefeasible) fee simple title to the Mortgaged Properties subject only to the Permitted Exceptions.

          () The Company acknowledges that its predecessor in title acquired title to certain real property (which is part of the Mortgaged Properties) described as Lots 1 through 3, Block 10 and Lots 5 through 7, Block 11, all in Park Addition to the City of DeQueen, Arkansas, a 2.78 acre tract and a 2.05 acre tract in
     Section 31, Township 8 South, Range 31 West, DeQueen, Arkansas, and part of a 36.50 acre tract lying NE 1/4 NW 1/4 of Section 31, Township 8 South, Range 31 West, DeQueen, Arkansas (collectively, the "DEQUEEN PROPERTY"), through a Tax Deed from the State of Arkansas, and that such Tax Deed may not have extinguished the claim or interest in title to the DeQueen Property (the "TITLE CLAIM") by certain heirs of such predecessor in title. The Company covenants to Purchasers that until the Title Claim is resolved in favor of the Company, and any exception to title pertaining thereto, as may be reflected in the title policy referred to in Section 4.6 hereof, is deleted by endorsement to such policy, and evidence of same is furnished to Purchasers, without the prior written consent of Purchasers, no improvements shall be constructed on the DeQueen Property that are essential to the operation of the Company's processing plant in DeQueen, Arkansas.

     .. CONDUCT OF BUSINESS... CONDUCT OF BUSINESS." The Company will not, and will not permit any Subsidiary to, engage in any business other than businesses engaged in by the Company on the date hereof, other businesses or activities substantially similar or related thereto, and other lines of business consented to by the registered holders of the Notes and businesses that are not material to the Company or its business or operations.

     .. CAPITAL IMPROVEMENTS... CAPITAL IMPROVEMENTS." Subject to the limitations of Section 10.7, the Company and the Subsidiaries shall incur not less than $3,000,000 in the aggregate per Fiscal Year for capital improvements and repair and maintenance of the Collateral.

     .. SALE OF ASSETS.. SALE OF ASSETS". The Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of Collateral in excess of 5% of the lower of the book value or fair market value of the Company's total assets.


                            ARTICLE .."
                       ENVIRONMENTAL MATTERS

     ..   DEFINITIONS...  DEFINITIONS."   As  used in this Article 11,  the
following terms shall be defined as indicated:

          ()   "ACQUISITION  DATE," with respect  to  any  portion  of  the
     Mortgaged Properties, means the date on which Purchaser or the registered holder of any Note becomes an owner of such portion of the Mortgaged Properties.

          () "ADVERSE ENVIRONMENTAL IMPACT" means (i) a Release of a Hazardous Substance in a Reportable Quantity or (ii) any material adverse impact on human health, livestock or the quality of any Property.

          () "ENVIRONMENTAL ACTIVITY" shall mean any storage, holding, manufacture, emission, discharge, generation, processing, treatment, abatement, removal, disposition, handling, transportation or disposal, or any actual or threatened release of any "Hazardous Substances" from, under, into or on the Mortgaged Properties or otherwise relating to the Mortgaged Properties, including but not limited to (i) the migration or emanation of "Hazardous Substances" from the Mortgaged Properties onto or into the environment beyond the physical boundaries of the Mortgaged Properties; (ii) the off-site disposal of Hazardous Substances from the Mortgaged Properties; and (iii) any of the previously described activities occurring in connection with ambient air, surface and subsurface soil conditions, and all surface and subsurface waters.

          () "ENVIRONMENTAL CONDITION" shall mean (i) the presence or existence in, on, at, or under the Mortgaged Properties of any Hazardous Substances, "industrial or solid waste," as that term is defined under the Environmental Laws, and (ii) the presence or existence in, on, at, or under the environment beyond the physical boundaries of the Mortgaged Properties of any Hazardous Substances, that migrated or emanated from the Mortgaged Properties.

          () "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time, and including, but not limited to (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Mortgaged Properties, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition, redesign and rebuilding of any improvements on real property, and interest and penalties as allowed by law;
     (ii) diminution in the value of the Mortgaged Properties, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Mortgaged Properties; (iii) reasonable fees incurred for the services of consultants, contractors, experts, laboratories and all other reasonable costs incurred in connection with the investigation, remediation, removal, or disposal of Hazardous Substances or violation of the Environmental Laws, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any response, cleanup, remediation, removal, abatement, containment, closure, restoration, disposal, or monitoring work required by and in conformity with any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Mortgaged Properties or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in connection with any of the foregoing or in enforcing this Agreement or collecting any sums due hereunder; and
     (iv) liability to any person or entity to indemnify such person or entity for costs expended in connection with the items referenced in this subsection (d).

          () "ENVIRONMENTAL LAWS" means all federal, state or local laws, rules or regulations pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ' 9601, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ' 6901, ET SEQ.), the Federal Clean Air Act (42 U.S.C. ' 7401, ET SEQ.), and the Federal Clean Water Act (42 U.S.C. ' 1251, ET SEQ.), each as amended from time to time, and regulations and rules issued thereunder.

          () "HAZARDOUS SUBSTANCES" means (i) any "hazardous substance," as such term is defined in either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ' 9601 ET SEQ.) and the regulations promulgated thereunder (as amended, "CERCLA"); (ii) any "hazardous waste," as such term is defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ' 6901 ET SEQ.) and the regulations promulgated thereunder (as amended, "RCRA");
     (iii) any substances or materials listed as hazardous or toxic in the United States Department of Transportation Table, as amended from time to time; (iv) asbestos in any form or any asbestos containing materials; (v) polychlorinated biphenyls ("PCB's"); (vi) any explosive or radioactive materials; (vii) hydrocarbons, petroleum products, or any derivative thereof; or (viii) any other chemical, material or substance that is regulated as hazardous or toxic or exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental authority or that, even if not so regulated, poses a material threat to the health and safety of the occupants or livestock of the Mortgaged Properties or the owners or occupants of property adjacent thereto.

          () "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including, without limitation, the abandonment or discarding of barrels, containers or other receptacles containing any Hazardous Substance).

          () "REPORTABLE QUANTITY" means that quantity of a material as set forth in 40 C.F.R. Part 302 or the quantity of a material that is sufficient to trigger a remediation, response, closure or notification obligation under applicable Environmental Laws.

     ..   INDEMNIFICATION... INDEMNIFICATION."

          () Subject to subsections (b) and (c) below, notwithstanding any provision in this Agreement or any Collateral Agreement limiting or negating the Company's liability, the Company shall protect, indemnify, save harmless and defend Purchasers and each present and former registered holder (or beneficial holder through participation or otherwise) of a Note and their respective past, present and future officers, directors, shareholders, partners, employees, agents, contractors, tenants and representatives (individually, an "Indemnified Party," and collectively, the "Indemnified Parties") from and against any and all Environmental Damages imposed upon, suffered or incurred by or asserted against any Indemnified Party or the Mortgaged Properties arising in any manner in connection with the existence of an Environmental Condition at the Mortgaged Properties or the occurrence of any Environmental Activity at the Mortgaged Properties, whether arising, occurring, or in existence during or prior to the Company's ownership or operation of the Mortgaged Properties, whether arising, occurring, or in existence prior to the issuance of the Notes or at any time thereafter, whether arising, occurring, or in existence before, during or after enforcement of the rights and remedies of Purchaser or any other registered holder of a Note upon default and whether or not the Company is responsible therefor, including, without limitation, the violation of Environmental Laws, or any representations, warranties or covenants contained herein, any imposition by any governmental authority of any lien or so-called "super priority lien" upon the Mortgaged Properties, cleanup costs, liability for personal injury or property damage or damage to the environment and any fines, penalties and punitive damages with respect thereto. An Indemnified Party may elect to conduct its own defense through counsel of its own choice, and the Company agrees to pay the reasonable fees and expenses of such counsel for conducting such defense but only if an Indemnified Party determines in good faith that the conduct of its defense by the Company could be materially prejudicial to the Indemnified Party's interests. THESE PROVISIONS ARE INTENDED TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST (i) THE RESULTS OF THEIR OWN NEGLIGENCE AND (ii) ANY STRICT LIABILITY IMPOSED ON THE INDEMNIFIED PARTIES.

          () Notwithstanding the foregoing, the Company's obligations hereunder shall not apply with respect to an Environmental Condition or Environmental Activity arising for the first time after the Acquisition Date unless such Environmental Condition or Environmental Activity is caused by the Company or its contractors, agents or representatives after the Acquisition Date or arose out of an Environmental Condition or Environmental Activity, whether caused by the Company or not, occurring or existing prior to the Acquisition Date. For purposes of this Agreement, the Company shall bear the burden of proving when an Environmental Condition or Environmental Activity occurred or existed. In addition, any Hazardous Substances located upon, about or beneath the Mortgaged Properties or having migrated to or from the Mortgaged Properties shall be presumed to have been present prior to the Acquisition Date unless the Company can demonstrate (i) that a portion of the Hazardous Substances were introduced to the Mortgaged Properties after the Acquisition Date and were not introduced by the Company, and (ii) the Environmental Damages are divisible between the portion of the Hazardous Substances introduced before and after the Acquisition Date. If the Company can demonstrate both conditions, then its indemnity shall not extend to the portion of any divisible Environmental Damages attributable to Hazardous Substances introduced to the Mortgaged Properties after the Acquisition Date by parties other than the Company.

          () In no event shall the provisions of this Agreement be deemed to constitute a waiver of, or to be in lieu of, any right or claim, including without limitation any right of contribution or other right of recovery that any person entitled to enforce this Agreement might otherwise have against the Company under the Environmental Laws.

     .. AGREEMENT TO REMEDIATE... AGREEMENT TO REMEDIATE." Notwithstanding the obligation of the Company to indemnify the Indemnified Parties pursuant to this Agreement, the Company shall upon demand of the registered holders (other than the Company or any Affiliate) of, in the aggregate, sixty-six and two-thirds percent (66-2/3%) or more in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate), and at the sole cost and expense of the Company, promptly take all actions in connection with an Environmental Condition or Environmental Activity causing an Adverse Environmental Impact that are required by any governmental agency or by Environmental Laws. Such actions shall include, but not be limited to, the investigation of the Environmental Condition of the Mortgaged Properties, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Mortgaged Properties. All such work shall be performed by one or more qualified and experienced contractors, selected by the Company. The Company shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of the appropriate governmental agencies. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Mortgaged Properties. The Company shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. The Company shall promptly provide to Purchasers and the registered holder of any Note copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, the Company shall permanently seal or cap all monitoring wells and test holes to industrial standards as required by the Environmental Laws, remove all associated equipment, and restore the Mortgaged Properties to the maximum extent possible, which shall include, without limitation, the repair of any material surface damage, including paving, and the repair, restoration or reconstruction of any damaged improvements caused by such investigation or remediation.

     ..   COVENANTS... COVENANTS."

          () The Company shall during its ownership or operation of the Mortgaged Properties (i) comply with all Environmental Laws relating to the Mortgaged Properties and the ownership or operation of the Mortgaged Properties, and not engage in or permit others to engage in any Environmental Activity in violation of the Environmental Laws;
     (ii) establish and maintain, as required by the Environmental Laws, policies, procedures and programs to monitor and assure compliance with the Environmental Laws relating to the Mortgaged Properties or the ownership or operation of the Mortgaged Properties and provide an Indemnified Party upon request with evidence of the existence and implementation of these policies, procedures, and programs; (iii) deliver to Purchasers and the registered holder of any Note within fifteen (15) days following the occurrence of any such event, written notice of the discovery by the Company of any event, the occurrence of which would render any representation or warranty contained in
     Section 6.2 incorrect if made at the time of such discovery; (iv) promptly comply with Environmental Laws requiring the remediation, abatement, removal, treatment or disposal of Hazardous Substances or remediation of an Environmental Condition; (v) cause any party who occupies the Mortgaged Properties to comply with this Section 11.4; and (vi) not cause or suffer any liens to be recorded against or imposed against any of the Mortgaged Properties as a result of an Environmental Condition or Environmental Activity and which liens violate the terms of Section 14.1(g). The Company shall work diligently to complete all investigations of Environmental Issues needed to make such a determination, shall correct any violation of Environmental Laws identified, and shall remediate any Adverse Environmental Impact in the manner described in Section 11.3. The Company acknowledges and agrees that these Environmental Issues and any Environmental Damages related to them are within the scope of the indemnification obligation of Section 11.2.

          () The Company hereby represents and warrants to Purchasers that it engaged ROWEnvironmental to investigate each of the environmental issues (the "Environmental Issues") identified on EXHIBIT G to the Original Note Purchase Agreement in the manner and within the time periods described in such EXHIBIT G and provided Purchaser with a written report that concluded none of the issues represented a violation of Environmental Laws or an Adverse Environmental Impact.

          () The Company hereby acknowledges that it has received the results of a subsurface investigation conducted by Law Engineering and Environmental Services, Inc. ("Law") in connection with the "Green Acres Hatchery and Feed Mill" in Center, Shelby County, Texas (the "Feed Mill") and specifically acknowledges receipt of a letter report from Law, dated April 4, 1997, entitled "Revised Letter Report Concerning Cost Estimates, Green Acres Feed Mill, 1102 Logansport Street, Center, Shelby County, Texas 75935, Law Project 60360-6-5829-02 & 03-916" ("Law Letter Report"). The Company agrees that, at the closing of the Green Acre Acquisition, the Company will require Green Acre to enter into an Environmental Escrow Agreement with the Company, in a form reasonably acceptable to Purchasers, which shall include the following provisions: (i) Green Acre shall place the amount of $110,000 in escrow ("Escrow") with Harris Trust and Savings Bank ("Escrow Agent"); (ii) Green Acre shall perform a response action in connection with the Environmental Conditions that are now known or may be encountered during further investigation or remediation in connection with "Area 1" and "Area 2" as defined in the Law Letter Report; (iii) the response action shall commence on or prior to the closing of the Green Acre Acquisition and Green Acre shall perform the response action in compliance with all of the requirements of Section
     11.3 of this Agreement that are binding on the Company; (iv) the response action shall be deemed to be completed upon the receipt from the Texas Natural Resource Conservation Commission ("TNRCC") of a letter or certificate stating that the TNRCC is satisfied with the response action performed and that no further activity is required ("Regulatory Closure"); (v) the Escrow shall be released to Green Acre upon the receipt by the Company of reasonable evidence of Regulatory Closure; (vi) the Escrow shall be forfeited to the Company in the event of a default by Green Acre under the Environmental Escrow Agreement, but shall remain in escrow with the Escrow Agent until Regulatory Closure is attained at which time it will be released to the Company upon the written consent of Purchasers; and (vii) the forfeiture of the Escrow to the Company shall not release any rights that the Company has against Green Acre for in connection with any Environmental Condition. The Company further covenants that the Company shall be liable to the Purchasers for the performance of the obligations of Green Acre under the Environmental Escrow Agreement and that a breach by Green Acre of the Environmental Escrow Agreement, if not cured by the Company within a reasonable time of the Company's knowledge of the breach, shall be an Event of Default.

     .. SITE ASSESSMENTS... SITE ASSESSMENTS." The registered holders (other than the Company or any Affiliate) of, in the aggregate, a majority of the principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate) (by its officers, employees and agents, as applicable) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Properties for the purpose of determining whether there exists on the Mortgaged Properties any Environmental Condition or Environmental Activity, or other ownership or operation of the Mortgaged Properties that is in violation of Environmental Laws or could reasonably be expected to result in Environmental Damages. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by the Company that do not unreasonably impede the performance of the Site Assessments. The Company hereby grants, and shall cause any tenant to grant, to an Indemnified Party, its agents, attorneys, employees, consultants, and contractors and the Site Reviewers, an irrevocable license and authorization to enter upon and inspect the Mortgaged Properties and perform such tests, including without limitation, subsurface testing, soil and ground water testing, and other tests that may physically invade the Mortgaged Properties, as the registered holders (other than the Company or any Affiliate) of, in the aggregate, a majority of the principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate), in their sole discretion, determine is necessary to protect their liens, assignments, and/or security interests in the Mortgaged Properties. The Company will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Properties as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make reasonably available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Purchaser (if it shall remain the holder of any Notes) or any registered holder of any Note shall make the results of such Site Assessments fully available to the Company within a reasonable period of time after such request, and the Company (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by the Company upon demand of the registered holders (other than the Company or any Affiliate) of, in the aggregate, a majority of the principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate).

     .. DEFAULT; REMEDIES; SUBROGATION... DEFAULT; REMEDIES; SUBROGATION." If the Company fails to proceed with any removal or remediation of Hazardous Substances causing any Adverse Environmental Impact required by Environmental Laws or to comply with Environmental Laws or otherwise fails to perform its obligations under this Article 11, at the option of the registered holders (other than the Company or any Affiliate) of, in the aggregate, a majority of the principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate), such registered holders may, but shall not be obligated to, do whatever is reasonable and in conformity with the Environmental Laws at the Company's sole cost and expense to remove or remediate such Hazardous Substances causing an Adverse Environmental Impact or otherwise comply with Environmental Laws, and the indemnity provided in
11.2 hereof shall cover all such reasonable and necessary costs and expenses and shall be payable by the Company on demand. Without in any way limiting or affecting the Company's liability hereunder, Purchasers and each registered holder of a Note shall be subrogated to any rights the Company may have under any indemnifications from or agreements entered into with any present, future or former owners, tenants, occupants or other users of the Mortgaged Properties.

     ..   SURVIVAL... SURVIVAL."  The obligations of the Company under this
Article 11 shall survive any payment of the Notes, any discharge, satisfaction, release or assignment of any Security Document, the discharge of the Company's obligations under the Collateral Agreements, any transfer of the Mortgaged Properties or any part thereof, any exercise of remedies by Purchaser or the registered holder of any Notes, including, without limitation, the appointment of a receiver, any foreclosure of the Security Documents or any transfer of the Mortgaged Properties (or any part thereof) by deed in lieu of foreclosure, any investigation or any information that may be obtained by Purchasers or the registered holder of any Notes before or after the Acquisition Date, and any other event or circumstance whatsoever.

     ..   CONFLICTS.. CONFLICTS".  In the event of any conflict between the terms of this Article 11 and those contained in the Mortgages, the terms hereof shall control.


                            ARTICLE .."
         REGISTRATION, TRANSFER, AND SUBSTITUTION OF NOTES

     .. NOTE REGISTER; OWNERSHIP OF NOTES... NOTE REGISTER; OWNERSHIP OF NOTES." The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and the registration of transfers of the Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the applicable Premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

     .. TRANSFER AND EXCHANGE OF NOTES... TRANSFER AND EXCHANGE OF NOTES." Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, at the expense of the transferring parties, the Company will execute and the Company will authenticate and deliver in exchange therefor a new Note or Notes in denominations, as requested by the registered holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be registered in the name of such Person as such registered holder or transferee may request, shall be dated so that there will be no loss of interest on such surrendered Note and shall be otherwise of like tenor.

     .. REPLACEMENT OF NOTES... REPLACEMENT OF NOTES." Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company from the registered holder of such Note and financial information reasonably satisfactory to the Company verifying such registered holder's ability to provide such indemnification, or in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, at the expense of the party requesting replacement, the Company will execute, authenticate and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose hereof.


                            ARTICLE .."
                         PAYMENTS ON NOTES

     So long as a Purchaser or its nominee shall hold any Note, the Company will pay all sums becoming due on such Note for principal, the applicable Premium, if any, and interest in immediately available funds by the method and at the address specified for such purpose in the Schedule of Information for Payment and Notices at the end hereof (the "Schedule of Information for Payment and Notices"), or by such other method or at such other address as a Purchaser shall have specified from time to time to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company for cancellation at its principal office. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either (a) endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon, or
(b) surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this
Article 13 to any registered holder of a Note that has made the same agreement relating to such Note as a Purchaser have made in this
Article 13.


                            ARTICLE .."
                EVENTS OF DEFAULT AND ACCELERATION

     ..   EVENTS OF DEFAULT.. EVENTS OF DEFAULT".  The occurrence of any of the following conditions or events shall constitute an "Event of Default" under this Agreement:

          () PAYMENTS. The Company shall default in the payment when due of any principal, Premium, if any, or interest on any Note (whether the same becomes due and payable at maturity, by declaration or otherwise) or any other amounts owing hereunder; or

          () REPRESENTATIONS, ETC. Any representation or warranty made in writing by or on behalf of the Company herein or in any Collateral Agreement or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          () BREACH OF CERTAIN COVENANTS. The Company shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 10.7 (to the extent such default could reasonably be expected to have a Material Adverse Effect or adversely affect Purchaser's rights in the Collateral), 10.8, 10.9, 10.11, 10.12, 10.13, 10.14, 10.19(b) or 10.20; or

          () BREACH OF OTHER COVENANTS. The Company shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c) of this Section 14.1) contained in this Agreement and such default shall continue unremedied for a period of at least 30 calendar days after the earlier of (x) written notice to the defaulting party by any registered holder of a Note or (y) a Responsible Officer has knowledge of such default; or

          () DEFAULT UNDER OTHER AGREEMENTS. (i) The Company shall default in the payment when due of any principal of or interest on any Debt (which Debt is in an aggregate principal amount of $2,000,000 or more) and such default shall not be waived or cured within any applicable grace or cure period; or (ii) the maturity of any Debt of the Company in an aggregate principal amount of $2,000,000 or more shall be accelerated or subject to acceleration due to a default thereunder; or

          () BANKRUPTCY, ETC. The Company shall commence a voluntary case concerning itself under title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor statute thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 10 Business Days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing; or

          ()   ERISA.  (i) Any Plan  shall  fail  to  satisfy  the  minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Company or any Related Person has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 405, 409, 502(i), 501(1), 515, 4062, 4063, 4064, 4069,
     4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, or the Company or any Related Person has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plan that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and
     (ii) there shall  result  from any event or events described in clause
     (i) of this subsection (f) the imposition or granting of a Lien, or a liability or a material risk of incurring a liability; and (iii) any Lien or liability referred to in clause (ii) of this subsection (f) could reasonably be expected to have a Material Adverse Effect; or

          () JUDGMENTS. There shall remain in force, undischarged, unsatisfied, unstayed and unbonded, for more than 60 days, any final judgment entered against any one or more of the Company which is not funded by insurance in due course in accordance with applicable insurance coverage, from which no further appeal may be taken and which, with other outstanding undischarged, unsatisfied, unstayed and unbonded final judgments against such Person not funded by insurance in due course in accordance with applicable insurance coverage, exceeds $5,000,000 in the aggregate.

     ..   ACCELERATION... ACCELERATION."

          ()   Upon  the  occurrence of any Event of Default  described  in
     Section 14.1(f), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, and there shall also be due and payable the applicable Premium in respect of the unpaid principal amount of the Notes, all without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, which are hereby waived.

          () Upon the occurrence of any Event of Default other than as described in Section 14.1(f), any registered holder or registered holders (other than the Company or any Affiliate thereof) of, in the aggregate, fifty-one percent (51%) or more in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate) may at any time (unless all defaults shall theretofore have been remedied and all costs and expenses including, without limitation, reasonable attorneys' fees and expenses incurred by or on behalf of the registered holders of the Notes by reason thereof shall have been paid in full by the Company) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, and there shall also be due and payable the applicable Premium in respect of the principal amount of the Notes so declared due and payable, all without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind (except as otherwise specifically provided herein), which are hereby waived. The Company acknowledges that Purchasers purchased the Notes on the basis and assumption that Purchasers and the registered holders from time to time of the Notes would receive the payments of principal and/or interest set forth in Section 2.1 and Articles 7 and 8 hereof for the full term of the Notes; therefore, whenever the maturity of the Notes has been accelerated by reason of an Event of Default, a tender of the amount necessary to satisfy any part or all of the indebtedness represented by the Notes paid at any time following such Event of Default and prior to a foreclosure or trustee's sale shall be deemed a voluntary prepayment, and such payment shall include the applicable Premium. Similarly, any purchase at a foreclosure sale or a trustee's sale shall be deemed a voluntary prepayment, and the registered holders of the Notes shall, to the extent permitted by law, receive out of the proceeds of such sale, in addition to all other amounts to which they are entitled, the applicable Premium.

     .. REMEDIES... REMEDIES." If any Event of Default shall occur and be continuing, the registered holder of any Note at the time outstanding may proceed to protect and enforce the rights available to such registered holder at law, in equity, by statute or otherwise, whether for the specific performance of any agreement contained herein or, in the case of any registered holder of Notes, in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or applicable Premium, if any, or interest on any Note, the Company will pay to the registered holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements incurred in connection therewith. No course of dealing and no delay on the part of any registered holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such registered holder's rights, powers or remedies except as expressly provided for herein. No right, power or remedy conferred hereby upon any registered holder of any Note or by any Note upon any registered holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Subject to
Section 14.2(b), any registered holder or registered holders (other than the Company or any Affiliate) of, in the aggregate, a majority in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate) may at any time pursue any remedies available under this Agreement or any of the Collateral Agreements.


                            ARTICLE .."
                             EXPENSES

     The Company will pay all reasonable expenses in connection with the negotiation, execution and delivery, performance and enforcement, and amendment or waiver of any terms or provisions of this Agreement, any Collateral Agreement, and the Notes, including, without limitation: (a) the cost and expenses of preparing and reproducing this Agreement, the Collateral Agreements and the Notes, of furnishing all opinions of Special Counsel, Purchasers' special local counsel, and counsel for the Company (including any opinions requested by Special Counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company and of the Company's performance of and compliance with all agreements and conditions contained therein on its part to be performed or complied with; (b) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Notes sold to each Purchaser hereunder; (c) the reasonable out-of pocket expenses and reasonable fees, expenses and disbursements of Special Counsel and Purchaser's special local counsel in connection with any amendments or waivers hereunder; and (d) the cost and expense related to title insurance and charges, survey, environmental audit, engineering and architect fees, recording fees, and real estate taxes contemplated herein or in the Collateral Agreements. The Company also will pay, and will save each Purchaser and each registered holder of any Notes harmless from, (i) all claims in respect of the fees of any brokers and finders, except those engaged by such Purchaser, and (ii) any and all liabilities with respect to any taxes (including interest and penalties), other than federal income taxes, that may be payable in respect of (A) the execution and delivery hereof and of the Collateral Agreements,
(B) the issue of the Notes hereunder, and (C) any amendment or waiver under or in respect hereof, of any Collateral Agreement or of the Notes.


                            ARTICLE .."
                           MISCELLANEOUS

     .. SURVIVAL... SURVIVAL." All representations, warranties and covenants contained herein, in the Notes and in any other Collateral Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby and thereby shall survive the execution and delivery hereof, any investigation at any time made by a Purchaser or on such Purchaser's behalf, the purchase of the Notes hereunder, or any disposition or payment of the Notes. All statements contained in any certificate delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company hereunder.

     .. AMENDMENTS AND WAIVERS... AMENDMENTS AND WAIVERS." Any term hereof or of the Notes may be amended (with written consent of the Company), and the observance of any term hereof or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the registered holder or registered holders (other than the Company or any Affiliate) of, in the aggregate, sixty-six and two-thirds percent (66-2/3%) or more in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate), provided that without the prior written consent of the registered holders of all the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any Affiliate), no such amendment or waiver shall (a) extend the fixed maturity or reduce the amount or extend the time of payment of any principal or premium payable (whether as an installment or upon any prepayment) on any Note of such class; (b) reduce the percentage set forth above of the principal amount of the Notes, the registered holders of which are required to consent to any amendment or waiver set forth in such subdivision; or (c) change the percentage of the principal amount of the Notes, the registered holders of which may declare the Notes to be due and payable as provided in Section 14.2. Any amendment or waiver effected in accordance with this Section 16.2 shall be binding upon each registered holder of any Note, at the time outstanding, each future registered holder of any Note, and the Company.

     .. INDEMNIFICATION.. INDEMNIFICATION". The Company will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several (including all reasonable legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement, any Collateral Agreement, or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from any grossly negligent or unlawful act by Indemnified Party seeking indemnification hereunder. THESE PROVISIONS ARE INTENDED TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE RESULTS OF THEIR OWN NEGLIGENCE.

     Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 16.3 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company, and for any other party in such action, if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists that makes representation by counsel chosen by the Company not advisable. If an Indemnified Party appears as a witness in any action or proceeding brought against the Company or any of its Affiliates (or any of their partners, officers, directors or employees) in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with the appearance as a witness. The Indemnified Party shall settle no claim or take any other action prejudicing the Company's defense without the consent of the Company, which consent will not be unreasonably withheld or delayed. Purchaser agrees to reasonably cooperate with the Company in the defense of any such action or proceeding.


     ..   USURY NOT INTENDED... USURY NOT INTENDED."   The  Company, Purchasers
and all other registered holders of any Notes intend to conform strictly to the usury laws in force that apply to the transactions evidenced or contemplated hereby. Accordingly, all agreements among the Company, Purchasers, and any other registered holder of any Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes, or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged, received, paid or agreed to be paid exceed the Highest Lawful Rate (as defined below).
The Company and Purchasers stipulate and agree that the terms and provisions contained in this Agreement and the Collateral Agreements are not intended to and shall never be construed to create a contract to pay for the use, forbearance or detention of money an amount in excess of the maximum amount permitted to be charged by applicable law, if any.

     Anything in this Agreement or the Collateral Agreements to the contrary notwithstanding, neither the Company nor any other party now or hereafter becoming liable for payment of the Notes shall ever be required to pay interest on or with respect to the Notes or any other obligation hereunder at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest that would otherwise be payable under this Agreement or on or with respect to the Notes would exceed the Highest Lawful Rate, or if the registered holders of such Notes or obligation shall receive anything of value that is deemed or determined to constitute interest that would increase the effective rate of interest payable under this Agreement or on or with respect to the Notes or the Collateral Agreements to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest that would otherwise be payable under this Agreement, the Notes or the Collateral Agreements shall be reduced to the amount allowed at the Highest Lawful Rate under applicable law, and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall, at the option of the registered holders of the Notes, be either refunded to the Company or credited on the principal of such Notes. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any registered holder of the Notes, or under this Agreement, that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made, to the extent permitted by applicable law (now or, to the extent permitted by law, hereafter enacted) governing the Highest Lawful Rate, by (i) characterizing any nonprincipal payment as an expense, fee or premium rather than as interest, and
(ii) amortizing, prorating, allocating and spreading in equal parts during the period of the full term of the Notes (including the period of any renewal or extension thereof), all interest at any time contracted for, charged or received by such registered holder in connection therewith. As used in this Section 16.4, the term "Highest Lawful Rate" means the maximum nonusurious rate of interest permitted from time to time to be contracted for, taken, charged or received with respect to the Notes by the registered holders thereof, under applicable law as in effect with respect to this Agreement or the Notes.

     ..   NOTICES... NOTICES."

          () For all purposes under this Agreement, the address of the Company shall be P.O. Box 93, 110 South Texas Street, Pittsburg, Texas 75686, Attention: Richard Cogdill, Chief Financial Officer, telecopy no. 903-855-4934 and for each Purchaser shall be the address set forth on the Schedule of Information for Payment and Notices or such other address of which all such Persons have received ten (10) days prior written notice.

          () Any notice, demand, request or report required or permitted to be given or made to the Company or a Purchaser under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent if by overnight courier or telecopy (if followed by hard copy) or five (5) Business Days after the date when sent by United States registered or certified mail to any such Person at its address referenced in Section 16.5(a) above.

     .. REPRODUCTION OF DOCUMENTS... REPRODUCTION OF DOCUMENTS." This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchasers, may be reproduced by a Purchaser or the registered holder of any Notes by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and a Purchaser or the registered holder of any Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser or the registered holder of any Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     ..   SUCCESSORS AND ASSIGNS... SUCCESSORS AND ASSIGNS."

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and shall inure to the benefit of and be enforceable by any registered holder or registered holders from time to time of any Notes. The representations, warranties and covenants of the Company hereunder are intended to be for the benefit of, and inure to, all registered holders from time to time of any of the Notes.

          (b) The Company acknowledges that Purchasers intend to participate all or a portion of the Notes to one or more of such Purchasers' Affiliates and that all of the representations, warranties, covenants and agreements of the Company shall be for the benefit of Purchasers' Affiliates as well as Purchaser.

     .. ENTIRE AGREEMENT.. ENTIRE AGREEMENT". THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     ..   GOVERNING  LAW...  GOVERNING  LAW."  THIS AGREEMENT AND THE NOTES
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS).

     .. INVALID PROVISIONS... INVALID PROVISIONS." If any provision hereof or any application thereof shall be invalid or unenforceable, the remainder hereof and any other application of such provision shall not be affected thereby.

     ..   HEADINGS...   HEADINGS."   The  Table  of  Contents  and  Section
headings herein are for purposes of reference only and shall not constitute a part hereof.

     ..   COUNTERPARTS... COUNTERPARTS."  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     .. FURTHER ACTION.. FURTHER ACTION". The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     ..   CREDITORS.. CREDITORS".  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company, except as otherwise expressly provided herein.

     .. WAIVER.. WAIVER". No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. No single or partial exercise of any power or right shall preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by a party of any right hereunder or of any default by another shall be binding upon such party unless in writing.





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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              PILGRIM'S PRIDE CORPORATION


                              By:
                                 Name:  Clifford Butler
                                 Title:    Executive President


                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                              By:
                                 Name:
                                 Title:


                              SIGNATURE 1A (CAYMAN), LTD.



                              By: John Hancock Mutual Life Insurance Company, Portfolio Advisor


                                   By:
                                      Name:
                                      Title:








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